SAVOIR TECHNOLOGY GROUP, INC.

                        BUSINESS PARTNER SOLUTIONS, INC.

                               MCBA SYSTEMS, INC.

                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

                                Table of Contents


Section 1. DEFINITIONS; ATTACHMENTS ..........................................2
1.1. Special Definitions .....................................................2
1.2. Other Defined Terms .....................................................2
1.3. Attachments .............................................................9
Section 2. CREDIT LINE/FINANCE CHARGES/OTHER CHARGES .........................9
2.1. Credit Line .............................................................9
2.2. Term Loan Commitment ....................................................9
2.3. Product Advances ........................................................9
2.4. A/R Advances ...........................................................11
2.5. Term Loan Principal Payments ...........................................12
2.6. Finance and Other Charges ..............................................12
2.7. Statements Regarding Customer ..........................................13
2.8. Shortfall ..............................................................13
2.9. Application of Payments ................................................13
2.10. Prepayment and Reborrowing By Customer ................................13
Section 3. CREDIT LINE ADDITIONAL PROVISIONS ................................13
3.1. Ineligible Accounts ....................................................13
3.2. Reimbursement for Charges ..............................................15
3.3. Lockbox and Special Account ............................................15
3.4. Collections ............................................................15
3.5. Application of Remittances and Credits..................................16
3.6. Power of Attorney ......................................................16
3.7. Concentration Accounts .................................................17
Section 4. SECURITY - COLLATERAL ............................................17
4.1. Grant ..................................................................17
4.2. Further Assurances .....................................................18
4.3 Additional Collateral ...................................................18
4.4. Assignment of Additional Collateral ....................................18
Section 5. CONDITIONS PRECEDENT .............................................19
5.1. Conditions Precedent to the Effectiveness of this Agreement ............19
5.2. Conditions Precedent to Each Advance ...................................20
Section 6. REPRESENTATIONS AND WARRANTIES ...................................20
6.1. Organization and Qualifications ........................................20
6.2. Rights in Collateral; Priority of Liens ................................21
6.3. No Conflicts ...........................................................21
6.4. Enforceability .........................................................21
6.5. Locations of Offices, Records and Inventory ............................21
6.6. Fictitious Business Names ..............................................21
6.7. Organization ...........................................................21
6.8. No Judgments or Litigation .............................................21
6.9. No Defaults ............................................................22
6.10. Labor Matters .........................................................22

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6.11. Compliance with Law ...................................................22
6.12. ERISA .................................................................22
6.13. Compliance with Environmental Laws. ...................................22
6.14. Intellectual Property .................................................23
6.15. Licenses and Permits ..................................................23
6.16. Investment Company ....................................................23
6.17. Taxes and Tax Returns .................................................23
6.18. Status of Accounts ....................................................23
6.19. Affiliate/Subsidiary Transactions .....................................23
6.20. Accuracy and Completeness of Information ..............................23
6.21. Recording Taxes .......................................................24
6.22. Indebtedness ..........................................................24
Section 7. AFFIRMATIVE COVENANTS ............................................24
7.1. Financial and Other Information. .......................................24
7.2. Location of Collateral .................................................26
7.3. Changes in Customer ....................................................26
7.4. Corporate Existence ....................................................26
7.5. ERISA ..................................................................26
7.6. Environmental Matters ..................................................26
7.7. Collateral Books and Records/Collateral Audit ..........................27
7.8. Insurance; Casualty Loss ...............................................27
7.9. Taxes ..................................................................28
7.10. Compliance With Laws ..................................................28
7.11. Fiscal Year ...........................................................28
7.12. Intellectual Property .................................................28
7.13. Maintenance of Property ...............................................28
7.14. Collateral ............................................................28
7.15. Subsidiaries ..........................................................29
7.16. Financial Covenants; Additional Covenants .............................29
7.17. Joint and Several Guaranty ............................................29
Section 8. NEGATIVE COVENANTS ...............................................31
8.1. Liens ..................................................................31
8.2. Disposition of Assets ..................................................31
8.3. Corporate Changes ......................................................31
8.4. Guaranties .............................................................31
8.5. Restricted Payments ....................................................31
8.6. Investments ............................................................31
8.7. Affiliate/Subsidiary Transactions ......................................32
8.8. ERISA ..................................................................32
8.9. Additional Negative Pledges ............................................32
8.10. Storage of Collateral with Bailees and Warehousemen ...................32
8.11. Use of Proceeds .......................................................33
8.12. Accounts ..............................................................33
8.13. Indebtedness ..........................................................33
8.14. Loans .................................................................33
Section 9. DEFAULT ..........................................................33
9.1. Event of Default .......................................................33
9.2. Acceleration ...........................................................34
9.3. Remedies ...............................................................35
9.4. Waiver .................................................................36
Section 10. MISCELLANEOUS ...................................................36
10.1. Term;Termination ......................................................36

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10.2. Indemnification .......................................................36
10.3. Additional Obligations ................................................37
10.4. LIMITATION OF LIABILITY ...............................................37
10.5. Alteration/Waiver .....................................................37
10.6. Severability ..........................................................37
10.7. One Loan ..............................................................37
10.8. Additional Collateral .................................................37
10.9. No Merger or Novations ................................................38
10.10. Paragraph Titles .....................................................38
10.11. Binding Effect; Assignment` ..........................................38
10.12. Obligations ..........................................................38
10.13. Notices ..............................................................38
10.14. Counterparts .........................................................39
10.15. ATTACHMENT A MODIFICATIONS ...........................................39
10.16. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW .............39
10.17. JURY TRIAL WAIVER ....................................................40

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                          INVENTORY AND WORKING CAPITAL
                               FINANCING AGREEMENT

         This INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") amends and restates (i) that certain Inventory and Working Capital Financing Agreement dated December 31, 1996 between IBM Credit and Western Micro Technology, Inc.,
(ii) that certain Inventory and Working Capital Financing Agreement dated July 18, 1996 between IBM Credit and Star Data Systems, Inc., and (iii) that certain Agreement for Wholesale Financing dated October 20, 1992 between IBM Credit and MCBA Systems, Inc. (collectively, as amended from time to time, the "Financing Agreement") and is hereby made this day of , 1998, by and among IBM CREDIT CORPORATION with a place of business at 5000 Executive Parkway, Suite 450, San Ramon, CA 94583, a Delaware corporation, ("IBM Credit"), SAVOIR TECHNOLOGY GROUP, INC. with a place of business at 254 E. Hacienda Avenue, Campbell, CA 95008, a Delaware corporation ("Savoir"), BUSINESS PARTNER SOLUTIONS, INC., with a place of business at 888 Isom Road, San Antonio, TX 78216, a Texas corporation, ("BPS") and MCBA SYSTEMS, INC. with a place of business at 4955 Corporate Drive, Suite 300, Huntsville, AL 35805, an Alabama corporation ("MCBA") (Savoir and BPS and MCBA are each referred to herein as a "Customer or, collectively, the "Customers"). Notwithstanding the foregoing, and unless otherwise indicated, any obligation of a "Customer" or "Customers" herein shall be the joint and several obligation of Savoir, BPS and MCBA.

                                   WITNESSETH

         WHEREAS, IBM Credit and the former Western Micro Technology, Inc. ("Old Western") entered into that certain Inventory and Working Capital Financing Agreement, dated December 31, 1996 (as amended, modified or supplemented, the "Old Western IWCF"); and

         WHEREAS, IBM Credit and Star Data Systems, Inc. ("Star Data"), a wholly-owned subsidiary of the company formerly known as Star Management Services, Inc. ("Star Management"), entered into that certain Inventory and Working Capital Financing Agreement, dated July 18, 1996 (as amended, modified or supplemented, the "Star Data IWCF"); and

         WHEREAS, on or about September 30, 1997, Old Western acquired all or substantially all of the capital stock of Star Management and concurrently changed the name of Star Data to Business Partner Solutions, Inc. ("BPS") and assumed the obligations of Star Data to IBM Credit under the Star Data IWCF; and

         WHEREAS, on or about November 18, 1997, Old Western effected a merger of the former Savoir Technology Group, Inc., a wholly-owned subsidiary of Old Western, whereby Old Western remained the surviving entity (the "Merger") and, upon the effective date of the Merger, Old Western changed its name to Savoir Technology Group, Inc.; and

         WHEREAS, IBM Credit and MCBA entered into that certain Agreement for Wholesale Financing dated October 20, 1992 (as amended, modified or supplemented, the "MCBA AWF"); and

         WHEREAS, on or about June 5, 1998, Savoir acquired all or substantially all of the capital stock of MCBA, which is now a wholly owned subsidiary of Savoir;

         WHEREAS, IBM Credit and Savoir desire to amend and restate the Old Western IWCF, the Star Data IWCF and the MCBA AWF; and

         WHEREAS, in the course of Customers' operations, Customers intend to purchase from Persons approved in writing by IBM Credit for the purposes of this Agreement (the "Authorized Suppliers") computer

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hardware and software products manufactured or distributed by or bearing any trademark or trade name of such Authorized Suppliers (the "Products") (as of the date hereof the Authorized Suppliers are as set forth on Attachment E hereto);

         WHEREAS, Customers have requested that IBM Credit finance their respective purchases of Products from such Authorized Suppliers, their working capital requirements, and provide a term loan acquisition facility, and IBM Credit is willing to provide such financing to Customers subject to the terms and conditions set forth in this amended and restated Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Financing Agreement is hereby amended and restated in its entirety as follows:

                       SECTION 1. DEFINITIONS; ATTACHMENTS

1.1. SPECIAL DEFINITIONS. The following terms shall have the following respective meaning in this Agreement:

"A/R Advance": any loan or advance of funds made by IBM Credit to or on behalf of any Customer pursuant to Section 2.4 of this Agreement, including, as the context may require, a WCO Advance, a PRO Advance and a Takeout Advance.

"A/R Advance Date": the Business Day on which IBM Credit makes an A/R Advance under this Agreement.

"A/R Advance Term": shall be the collective or individual reference, as the context may require, to a PRO Advance Term and a WCO Advance Term.

"A/R Finance Charges": as defined on Attachment A.

"Accounts": as defined in the U.C.C.

"Advance": any loan or other extension of credit by IBM Credit to or on behalf of any Customer pursuant to this Agreement including, without limitation, (i) Product Advances, (ii) A/R Advances, (iii) a Term A Loan, and (iv) a Term B Loan.

"Affiliate": with respect to any Person, any other Person (the "Affiliate") meeting one of the following: (i) at least 10% of the Affiliate's equity is owned, directly or indirectly, by such Person; (ii) at least 10% of such Person's equity is owned, directly or indirectly, by the Affiliate; or (iii) at least 10% of such Person's equity and at least 10% of the Affiliate's equity is owned, directly or indirectly, by the same Person or Persons. All of a Customers officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of such Customer for purposes of this Agreement.

"Agreement": as defined in the caption.

"Auditors": a nationally recognized firm of independent certified public accountants selected by Customers and satisfactory to IBM Credit.

"Available Credit": at any time, (1) the Maximum Advance Amount less (2) the Outstanding Advances at such time.

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"Average Daily Balance": the sum of the unpaid principal of Outstanding Product
Advances, Outstanding A/R Advances, Outstanding Term A Loans or Outstanding Term B Loans, as the case may be, as of each day during a calendar month, divided by the number of days in the calendar month.

"Borrowing Base": as defined in Attachment A.

"Business Day": any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are generally closed or on which IBM Credit is closed.

"Closing Date": the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 5.1 hereof are satisfied or waived in writing by IBM Credit.

"Code": the Internal Revenue Code of 1986, as amended or any successor statute.

"Collateral": as defined in Section 4.1.

"Collateral Management Report": a report to be delivered by Customers to IBM Credit from time to time, as provided herein, signed by the chief executive officers or chief financial officers of Savoir, BPS and MCBA, substantially in the form and detail of Attachment F hereto, detailing and certifying, among other items: a summary of Customers' inventory on hand financed by IBM Credit and Customers' Eligible Accounts, the amounts and aging of all of Customers' Accounts, Customers' inventory on hand financed by IBM Credit by quantity, type, model, Authorized Supplier's invoice price to Customer and the total of the line item values for all inventory listed on the report, the amounts and aging of Customers' accounts payable as of a specified date, all of Customers' IBM Credit borrowing activity during a specified period and the total amount of Customers' Borrowing Base as well as Customers' Outstanding A/R Advances, Outstanding Product Advances, Available Credit and any Shortfall Amount as of a specified date.

"Common Due Date": (1) the fifth day of a calendar month if the Product Financing Period or A/R Advance Term, whichever is applicable, expires on the first through tenth of such calendar month; (2) the fifteenth day of a calendar month if the Product Financing Period or A/R Advance Term, whichever is applicable, expires on the eleventh through twentieth of such calendar month; and (3) the twenty-fifth day of a calendar month if the Product Financing Period or A/R Advance Term, whichever is applicable, expires on the twenty-first through the last day of such calendar month.

"Compliance Certificate": a certificate substantially in the form of Attachment
C.

"Concentration Accounts": shall mean an Eligible Account that, individually, or when aggregated with all other outstanding Accounts of the same Account debtor and such Account debtor's Affiliates, constitute more than five percent (5%) of the net outstanding balance of all Eligible Accounts of the Customers' then outstanding for all Account debtors.

"Concentration Account Debtor": shall mean, at any time, any Account debtor obligated to Customers with respect to, or on account of, a Concentration Account.

"Credit Line": as defined in Section 2.1.

"Customers": as defined in the caption.

"Default": either (1) an Event of Default or (2) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

"Delinquency Fee Rate": as defined on Attachment A.

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"Eligible Accounts": as defined in Section 3.1.

"Environmental Laws": all statutes, laws, judicial decisions, regulations, ordinances, and other governmental restrictions relating to pollution, the protection of the environment, occupational health and safety, or to emissions, discharges or release of pollutants, contaminants, hazardous substances or wastes into the environment.

"Environmental Liability": any claim, demand, obligation, cause of action, allegation, order, violation, injury, judgment, penalty or fine, cost or expense, resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Lien pursuant to any Environmental Laws.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

"Event of Default": as defined in Section 9.1.

"Financial Statements": the consolidated and consolidating balance sheets (including, without limitation, securities such as stocks and investment bonds), statements of operations, statements of cash flows and statements of changes in shareholder's equity of Customers and their Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

"Floor Plan Lender": any Person who now or hereinafter provides inventory financing to any Customer, provided that such Person executes an Intercreditor Agreement (as defined in Section 5.1 of this Agreement) or a subordination agreement with IBM Credit in form and substance satisfactory to IBM Credit.

"Free Financing Period": for each Product Advance, the period, if any, in which IBM Credit does not charge Customers a financing charge. IBM Credit shall calculate the Customers' Free Financing Period utilizing a methodology that is consistent with the methodologies used for similarly situated customers of IBM Credit. The Customers understand that IBM Credit may not offer, may change or may cease to offer a Free Financing Period for the Customers' purchases of Products.

"Free Financing Period Exclusion Fee": as defined in Attachment A.

"GAAP": generally accepted accounting principles in the United States as in effect from time to time.

"Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Hazardous Substances": all substances, wastes or materials, to the extent subject to regulation as "hazardous substances" or "hazardous waste" under any Environmental Laws.

"IBM Credit": as defined in the caption.

"Indebtedness": with respect to any Person, (1) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (2) all obligations of such Person under capital leases (including obligations under any leases any Customer may enter into, now or in the future, with IBM Credit), (3) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (4) liabilities arising under any interest rate protection, future,

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option swap, cap or hedge agreement or arrangement under which such Person is a party or beneficiary, (5) all obligations under guaranties of such Person and
(6) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Investment": with respect to any Person (the "Investor"), (1) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise, and (2) any guaranty by the Investor of any Indebtedness or other obligation of any other Person.

"Lien(s)": any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

"Material Adverse Effect": a material adverse effect (1) on the business, operations, results of operations, assets, or financial condition of any Customer, (2) on the aggregate value of the Collateral or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (3) on the rights and remedies of IBM Credit under this Agreement.

"Maximum Advance Amount": at any time, the lesser of (1) the Credit Line and (2) the Borrowing Base at such time.

"Obligations": all covenants, agreements, warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Customer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reasonable expenses, indemnities, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Customers to IBM Credit.

"Other Documents": all security agreements, mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements executed by Customers and delivered to IBM Credit, pursuant to this Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

"Other Charges": as set forth in Attachment A.

"Outstanding Advances": at any time of determination, the sum of (1) the unpaid principal amount of all Advances made by IBM Credit under this Agreement, and
(2) any finance charge, fee, expense or other amount related to Advances charged to Customers' account with IBM Credit.

"Outstanding A/R Advances": at any time of determination, the sum of (1) the unpaid principal amount of all AIR Advances made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to A/R Advances charged to Customers' account with IBM Credit.

"Outstanding Product Advances": at any time of determination, the sum of (1) the unpaid principal amount of all Product Advances made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to Product Advances charged to Customers' account with IBM Credit.

"Outstanding Term A Loans": at any time of determination, the sum of (1) the unpaid principal amount of all Term A Loans made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to Term A Loans charged to Customers' account with IBM Credit.

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"Outstanding Term B Loans": at any time of determination, the sum of (1) the unpaid principal amount of all Term B Loans made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to Term B Loans charged to Customers' account with IBM Credit.

"Permitted Acquisition": shall mean (i) the purchase by any Customer of the capital stock, partnership or other ownership interests, or the assets or the business, of any other Person (or of any operating division or unit thereof, in the same businesses as those permitted to be conducted by the Customers as set forth in Section 7.4, provided that Customers shall obtain the written consent of IBM Credit prior to such purchase, and (ii) the REAL Acquisition.

"Permitted Indebtedness": any of the following:

(1) Indebtedness to IBM Credit;

(2) Indebtedness described in Section VII of Attachment B;

(3) Indebtedness to any Floor Plan Lender;

(4) Purchase Money Indebtedness;

(5) guaranties in favor of IBM Credit; and

(6) other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

"Permitted Liens": any of the following:

(1) Liens which are the subject of an Intercreditor Agreement, in effect from time to time between IBM Credit and any other secured creditor;

(2) Purchase Money Security Interests;

(3) Liens described in Section I of Attachment B;

(4) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(5) attachment or judgment Liens individually or in the aggregate not in excess of $100,000.00 (exclusive of (A) any amounts that are duly bonded to the satisfaction of IBM Credit or (B) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

(6) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Customer;

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(7) extensions and renewals of the foregoing Permitted Liens; provided that (A)
the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Indebtedness which it secures, (B) such Liens do not extend to any property other than property already previously subject to the Lien and (C) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

(8) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Customer's business;

(9) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(10) Liens arising out of deposits in connection with workers" compensation, unemployment insurance or other social security or similar legislation;

(11) Liens arising pursuant to this Agreement; and

(12) other Liens consented to by IBM Credit in writing prior to incurring such Lien.

"Person": any individual, association, firm, corporation, partnership, trust, unincorporated organization or other entity whatsoever.

"Policies": all policies of insurance required to be maintained by Customers under this Agreement or any of the Other Documents.

"Prime Rate": as of the date of determination, the average of the rates of interest announced by Citibank, N.A., Chase Manhattan Bank and Bank of America National Trust & Savings Association (or any other bank which IBM Credit uses in its normal course of business of determining Prime Rate) as their prime or base rate, as of the last Business Day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most creditworthy borrowers.

"PRO Advance": an A/R Advance, with a PRO Advance Term, made by IBM Credit to itself on behalf of any Customer to repay all or a portion of a Product Advance that is due and payable.

"PRO Advance Term": for each PRO Advance, a period, in increments of ten days as specified by any Customer in the Request for A/R Advance with respect to such PRO Advance, but in no event in excess of thirty days, commencing on the A/R Advance Date for such PRO Advance.

"Product Advance": any advance of funds made or committed to be made by IBM Credit for the account of any Customer to an Authorized Supplier in respect of an invoice delivered or to be delivered by such Authorized Supplier to IBM Credit describing Products purchased by Customer, including any such advance made or committed to be made as of the date hereof pursuant to the Financing Agreement.

"Product Financing Charge": as defined on Attachment A.

"Product Financing Period": for each Product Advance, a period of days equal to that set forth in Attachment A from time to time, commencing on the invoice date of such Product Advance.

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"Purchase Money Indebtedness": any Indebtedness (including capital leases)
incurred to finance the acquisition of assets (other than assets manufactured or distributed by or bearing any trademark or trade name of any Authorized Supplier) to be used in the Customers' business not to exceed the lesser of (1) the purchase price or acquisition cost of such asset and (2) the fair market value of such asset.

"Purchase Money Security Interest": any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with the Purchase Money Indebtedness.

"REAL Acquisition": shall mean the purchase by Savoir of all or substantially all of the assets of REAL Applications, Ltd. pursuant to that certain Asset Purchase Agreement dated on or about August 15, 1998 by and between Savoir Technology Group, Inc. and REAL Applications, Ltd.

"Request for A/R Advance": as defined in Section 2.4.

"Requirement of Law": as to any Person, the articles of incorporation and by-laws of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Shortfall Amount": as defined in Section 2.8.

"Shortfall Transaction Fee": as defined in Attachment A.

"Stated Maturity Date": August 31, 1999.

"Subsidiary": with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

"Takeout Advance": upon request by a Customer, an A/R Advance made, only on the Closing Date, to existing creditor(s) of the requesting Customer on behalf of the requesting Customer, in an amount sufficient to discharge the requesting Customer's indebtedness to such creditor(s).

"Term Loan": a Term A Loan or a Term B Loan.

"Term A Loan": any loan or advance of funds made by IBM Credit to or on behalf of any Customer pursuant to Section 2.2(A).

"Term A Loan Commitment": as defined in Attachment A.

"Term B Loan": any loan or advance of funds made by IBM Credit to or on behalf of any Customer pursuant to Section 2.2(B).

"Term B Loan Commitment": as defined in Attachment A.

"Term Loan Finance Charge": as defined in Attachment A.

"Termination Date": shall mean (i) August 31, 2000, or (ii) such other date as IBM Credit and Customer may agree to in writing from time to time other than as a result of an Event of Default.

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"Voting Stock": securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

"WCO Advance": an A/R Advance, with a WCO Advance Term.

"WCO Advance Term": for each WCO Advance, a period of one hundred eighty (180) days commencing on the A/R Advance Date for such WCO Advance.

1.2. OTHER DEFINED TERMS. Terms not otherwise defined in this Agreement which are defined in the Uniform Commercial Code as in effect in the State of New York (the "U.C.C.") shall have the meanings assigned to them therein.

1.3. ATTACHMENTS. All attachments, exhibits, schedules and other addenda hereto, including, without limitation, Attachment A and Attachment B, are specifically incorporated herein and made a part of this Agreement.

              SECTION 2. CREDIT LINE/FINANCE CHARGES/OTHER CHARGES

2.1. CREDIT LINE. Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date to but not including the date that is the earlier of (x) the date on which this Agreement is terminated pursuant to
Section 10 and (y) the date on which IBM Credit terminates the Credit Line pursuant to Section 9, IBM Credit agrees to extend to Savoir, BPS and MCBA a credit line ("Credit Line") in the aggregate amount set forth in Attachment A pursuant to which IBM Credit will make to Savoir, BPS and MCBA, from time to time, Product Advances and A/R Advances in an aggregate amount at any one time outstanding not to exceed the Maximum Advance Amount. Notwithstanding any other term or provision of this Agreement, IBM Credit may, at any time and from time to time, in its sole discretion (x) temporarily increase the amount of the Credit Line above the amount set forth in Attachment A and decrease the amount of the Credit Line back to the amount of the Credit Line set forth in Attachment A, in each case upon written notice to the Customers and (y) make Product Advances and A/R Advances pursuant to this Agreement upon the request of any Customer in an aggregate amount at any one time outstanding in excess of the Credit Line.

2.2. TERM LOAN COMMITMENT. (A) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, IBM Credit agrees to make to Savoir, and Savoir agrees to borrow, a Term A Loan in an amount not to exceed the Term A Loan Commitment.

         (B) Subject to the terms and conditions set forth in this Agreement, on or after the Closing Date to but not including the date that is the earlier of
(x) the date on which this Agreement is terminated pursuant to Section 10, (y) the date on which IBM Credit terminates the Credit Line pursuant to Section 9, and (z) the Stated Maturity Date, IBM Credit agrees to make to any Customer, and such Customer agrees to borrow, a Term B Loan in an amount not to exceed the Term B Loan Commitment.

2.3. PRODUCT ADVANCES. (A) Subject to the terms and conditions of this Agreement, IBM Credit shall make Product Advances in connection with Customers' purchase of Products from Authorized Suppliers (as defined under WITNESSETH). Customers hereby authorize and direct IBM Credit to pay the proceeds of Product Advances directly to the applicable Authorized Supplier in respect of invoices delivered to IBM Credit for such Products by such Authorized Supplier and acknowledge that each such Product Advance constitutes a loan by IBM Credit to Customers pursuant to this Agreement as if the Customers received the proceeds of the Product Advance directly from IBM Credit. IBM Credit may, upon written notice to Customers, cease to include a supplier as an Authorized Supplier.

         (B) No finance charge shall accrue on any Product Advance during the Free Financing Period, if any, applicable to such Product Advance. Each Product Advance shall be due and payable on the Common Due Date for such Product Advance. Customers may, at their option, repay each Product Advance by requesting IBM Credit to apply all or any part of the principal amount of an A/R Advance to the Outstanding Product Advances. Customers' request for such application shall be made in accordance with Section 2. When so requested and subject to the terms and conditions of this Agreement, IBM Credit shall apply the amount so requested to the amounts due in respect of the Outstanding Product Advances. Nothing contained herein shall relieve Customers of their obligation to repay Product Advances when due. Each Product Advance shall accrue a finance charge on the Average Daily Balance thereof from and including the first (1st) day following the end of the Free Financing Period, if any, for such Product Advance, or if no such Free Financing Period shall be in effect, from and including the date of invoice for such Product Advance, in each case, to and including the date such Product Advance shall become due and payable in accordance with the terms of this Agreement, at a per annum rate equal to the lesser of (a) the finance charge set forth in Attachment A to this Agreement as the "Product Financing Charge" and (b) the highest rate from time to time permitted by applicable law.

In addition, for any Product Advance with respect to which a Free Financing Period shall not be in effect, Customers shall pay a Free Financing Period Exclusion Fee. Such fee shall be due and payable on the Common Due Date for such Product Advance. If it is determined that amounts received from Customers were in excess of the highest rate permitted by law, then the amount representing such excess shall be considered reductions to principal of Advances.

         (C) Customers acknowledge that IBM Credit does not warrant the Collateral. Customers shall be obligated to pay IBM Credit in full even if the Collateral is defective or fails to conform to the warranties extended by the Authorized Supplier. The Obligations of Customers shall not be affected by any dispute any Customer may have with any manufacturer, distributor or Authorized Supplier. Customer may not assert any claim or defense which it may have against any manufacturer, distributor or Authorized Supplier against IBM Credit.

         (D) Each Customer hereby authorizes IBM Credit to collect directly from any Authorized Supplier any credits, rebates, bonuses or discounts owed by such Authorized Supplier to such Customer ("Supplier Credits"). Any Supplier Credits received by IBM Credit may be applied by IBM Credit to the Outstanding Advances. Any Supplier Credits collected by IBM Credit shall in no way reduce Customers' debt to IBM Credit in respect of the Outstanding Advances until such Supplier Credits are applied by IBM Credit.

         (E) IBM Credit may apply any payments and Supplier Credits received by IBM Credit to reduce finance charges first and then to principal amounts of Outstanding Product Advances owed by Customers. IBM Credit may apply principal payments to the oldest (earliest) invoices (and related Product Advances) first, unless a Customer has instructed IBM Credit to apply a payment otherwise. Notwithstanding the foregoing, in any case, (i) all principal payments will be applied in respect of the Outstanding Product Advances made for Products which have been sold, lost, stolen, destroyed, damaged or otherwise disposed of prior to any other application thereof and (ii) upon the occurrence and during the continuance of an Event of Default, IBM Credit may apply payments and Supplier Credits to reduce finance charges first and then to the oldest (earliest) invoices (and related Product Advances), regardless of any Customer's instructions.

         (F) Customers will indemnify and hold IBM Credit harmless from and against any claims or demands asserted by any Person relating to or arising from the Collateral for any reason whatsoever, including, without limitation, the condition of the Collateral, any misrepresentation made about the Collateral by any representative of Customers, or any act or failure to act by Customers except to the extent such claims or demands are directly attributable to IBM Credit's gross negligence or willful misconduct. Nothing contained in the foregoing shall impair any rights or claims which the Customers may have against any manufacturer, distributor or Authorized Supplier.

2.4. AIR ADVANCES. (A) Whenever a Customer shall desire IBM Credit to provide an A/R Advance, such Customer shall deliver to IBM Credit written notice of such Customer's request for such an Advance ("Request for A/R Advance"). For any requested A/R Advance pursuant to which monies will be disbursed to any Customer or any Person other than IBM Credit, a Request for A/R Advance shall be delivered to IBM Credit on or prior to 1:00 p.m. (eastern time) one Business Day prior to the requested A/R Advance Date. The Request for A/R Advance shall specify (i) the requested A/R Advance Date; (ii) the amount of the requested A/R Advance; (iii) whether such A/R Advance is a WCO Advance or a PRO Advance; (iv) if applicable, the PRO Advance Term for such A/R Advance; (v) for each PRO Advance, the month, day and year of the Common Due Date, as set forth in Customers' applicable billing statement from IBM Credit, for the Product Advance to which the PRO Advance is to be applied; and (vi) if applicable, the amount of the requested A/R Advance that should be applied to the Outstanding Product Advances (provided that all PRO Advances shall be applied to Outstanding Product Advances). Customers may deliver a Request for A/R Advance via facsimile. Any Request for A/R Advance delivered to IBM Credit shall be irrevocable. Notwithstanding any other provision of this Agreement, Customers shall not (i) request more than one PRO Advance in respect of any Product Advance; and (ii) request a PRO Advance for any Common Due Date on which Customers will take a discount offered by IBM Credit for invoice amounts paid in full within fifteen days of the invoice date under IBM Credit's High Turnover Option ("HTO") Program.

         (B) Subject to the terms and conditions of this Agreement, on the A/R Advance Date specified in a Request for A/R Advance, IBM Credit shall make the principal amount of each A/R Advance available to Customers in immediately available funds to an account maintained by the requesting Customer (or in the case of a Takeout Advance, as directed by such Customer). If IBM Credit is making an A/R Advance hereunder on a day on which a Customer is to repay all or any part of an Outstanding Advance (or any other amount owing hereunder), IBM Credit shall apply the proceeds of the A/R Advance to such repayment and only an amount equal to the difference, if any, between the amount of the A/R Advance and the amount being repaid shall be made available to such Customer as provided in the immediately preceding sentence.

         (C) Each A/R Advance shall accrue a finance charge on the unpaid principal amount thereof, from and including the date of each A/R Advance to and including the date such A/R Advance is due and payable in accordance with the terms of this Agreement, at a per annum rate equal to the lesser of (a) the finance charge set forth in Attachment A to this Agreement under the caption "A/R Finance Charge" for such type of A/R Advance, and (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from the Customers were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Advances.

         (D) Unless otherwise due and payable at an earlier date, the unpaid principal amount of each A/R Advance, other than a Takeout Advance, shall be due and payable on the applicable Common Due Date. Unless otherwise notified by a Customer in writing prior to the day the principal amount of any WCO Advance becomes due and payable, the Customers shall be deemed to have provided IBM Credit with a Request for A/R Advance requesting a WCO Advance on the day such principal amount is due and payable in an amount equal to the unpaid principal amount of the WCO Advance so due. Subject to the terms and conditions of this Agreement, the principal amount of such WCO Advance shall automatically renew for an additional WCO Advance Term. Notwithstanding any other provision of this Agreement, a Takeout Advance may only be requested on the Closing Date and such Takeout Advance shall be limited to an amount sufficient to discharge the indebtedness that is the subject of a Takeout Advance.

Unless otherwise agreed in writing, a Takeout Advance shall be due pursuant to the Schedule of Repayments in Attachment D to this Agreement.

2.5. TERM LOAN ADVANCES: (A) Whenever a Customer shall desire IBM Credit to provide a Term Loan, such Customer shall deliver to IBM Credit written notice of such Customer's request for such an Advance ("Request for Term Loan Advance"). A Request for Term Loan Advance shall be delivered to IBM Credit on or prior to 1:00 p.m. (eastern time) one Business Day prior to the date on which the Term Loan is desired by such Customer. The Request for Term Loan Advance shall specify (i) date on which the Term Loan is desired and (ii) the amount of the requested Term Loan Advance (the amount of a requested Term B Loan shall not be less than One Million Dollars ($1,000,000.00)). Customer may deliver a Request for a Term Loan via facsimile.

         (B) Subject to the terms and conditions of this Agreement, IBM Credit shall make the principal amount of each Term Loan available to Customers in immediately available funds to an account maintained by the requesting Customer or as directed by such Customer.

         (C) Each Term Loan shall accrue a finance charge on the unpaid principal amount thereof, from and including the date of each Term Loan to and including the date such Term Loan is repaid in accordance with the terms of this Agreement, at a per annum rate equal to the lesser of (a) the Term Loan Finance Charge and (b) the highest rate from time to time permitted by applicable law. If it is determined that the amounts received from Customers were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Advances.

         (D) The Customers shall pay in full all unpaid principal of each Term Loan on the Term Loan Stated Maturity Date (or such earlier date as a Term Loan may become or be declared due and payable pursuant to Section 9).

         (E) In the event of, and within three (3) days after (i) a public offering of private placement of shares of any Customer or any Customer's Subsidiaries or (ii) an offering of public or private debt by any Customer or any Customer's Subsidiaries, such Customer shall make a mandatory prepayment of Term Loans in an amount equal to the net cash proceeds received from such offering or private placement, net of reasonable transaction costs (including, without limitation, income taxes estimated to be payable as a result of such offering or placement, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses), but not to exceed the sum of the Outstanding Term A Loans and Outstanding Term B Loans.

2.6. FINANCE AND OTHER CHARGES. (A) Finance charges shall be calculated by multiplying the applicable Delinquency Fee Rate, Product Financing Charge, A/R Finance Charge or Term Loan Finance Charge provided for in this Agreement by Customers' applicable Average Daily Balance. The Delinquency Fee Rate, the Product Financing Charge, the various A/R Finance Charges and the Term Loan Finance Charge provided for in this Agreement are each computed on the basis of actual days elapsed, and a 360-day year.

         (B) The Customers hereby agree to pay to IBM Credit the charges set forth as "Other Charges" in Attachment A. The Customers also agree to pay IBM Credit additional charges for any returned items of payment received by IBM Credit. The Customers hereby acknowledge that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Advances.

         (C) The finance charges and Other Charges owed under this Agreement, and any charges hereafter agreed to in writing by the parties, are payable monthly on receipt of IBM Credit's bill or statement therefor or IBM Credit may, in its sole discretion, add unpaid finance charges and Other Charges to the Customers' Outstanding Advances.

         (D) If any amount owed under this Agreement, including, without limitation, any Advance, is not paid when due (whether at maturity, by acceleration or otherwise), the unpaid amount thereof will bear a late charge from and including the day after such Advance was due and payable to and including the date IBM Credit receives payment thereof, at a per annum rate equal to the lesser of (a) the amount set forth in Attachment A to this Agreement as the "Delinquency Fee Rate" and (b) the highest rate from time to time permitted by applicable law. In addition, if any Shortfall Amount shall not be paid when due pursuant to Section 2.8 hereof, Customers shall pay IBM Credit a Shortfall Transaction Fee. If it is determined that amounts received from Customers were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Advances.

2.7. STATEMENTS REGARDING CUSTOMER'S ACCOUNT. IBM Credit will send statements of each transaction hereunder as well as monthly billing statements to the Customers with respect to Advances and other charges due on Customers' account with IBM Credit. Each statement of transaction and monthly billing statement shall be deemed, absent manifest error, to be correct and shall constitute an account stated with respect to each transaction or amount described therein unless within fourteen (14) calendar days after such statement of transaction or billing statement is received by the Customers, the Customers provide IBM Credit written notice objecting that such amount or transaction is incorrectly described therein and specifying the error(s), if any, contained therein. IBM Credit may at any time adjust such statements of transaction or billing statements to comply with applicable law and this Agreement.

2.8. SHORTFALL. If, on any date, the Outstanding Advances other than the Outstanding Term A Loans and Outstanding Term B Loans shall exceed the Maximum Advance Amount (such excess, the "Shortfall Amount"), then Customers shall on such date prepay the Outstanding Advances other than the Outstanding Term A Loans and Outstanding Term B Loans in an amount equal to such Shortfall Amount.

2.9. APPLICATION OF PAYMENTS. The Customers hereby agree that all checks and other instruments delivered to IBM Credit on account of Customers' Obligations shall constitute conditional payment until such items are actually collected by IBM Credit. Following the occurrence of or during the continuation of an Event of Default, the Customers waive the right to direct the application of any and all payments at any time or times hereafter received by IBM Credit on account of the Customers' Obligations. Customers agree that IBM Credit shall have the continuing exclusive right to apply and reapply any and all such payments to Customers' Obligations in such manner as IBM Credit may deem advisable notwithstanding any entry by IBM Credit upon any of its books and records.

2.10. PREPAYMENT AND REBORROWING BY CUSTOMER. (A) Customers may at any time prepay, without notice or penalty, in whole or in part amounts owed under this Agreement. IBM Credit may apply payments made to it (whether by the Customers or otherwise) to pay finance charges and other amounts owing under this Agreement first and then to the principal amount owed by the Customers.

         (B) Neither a Term A Loan nor a Term B Loan may be reborrowed by Customers notwithstanding repayment or prepayment of a Term A Loan or Term B Loan. Subject to the terms and conditions of this Agreement, any amount prepaid or repaid to IBM Credit in respect to the Outstanding Advances other than the Outstanding Term A Loans and Outstanding Term B Loans may be reborrowed by Customers in accordance with the provisions of this Agreement.

                  SECTION 3. CREDIT LINE ADDITIONAL PROVISIONS

3.1. INELIGIBLE ACCOUNTS. IBM Credit and Customers agree that IBM Credit shall have the sole right to determine eligibility of Accounts from an Account debtor for purposes of determining the Borrowing Base; however, without limiting such right, the following Accounts will be deemed to be ineligible for purposes of determining the Borrowing Base:

         (A) Accounts (i) created from the sale of goods and/or performance of services on non-standard terms or (ii) that allow for payment to be made more than forty-five (45) days from the date of such sale or performance of services, except that Accounts that allow for payment more than forty-five (45) days from date of invoice but less than or equal to sixty (60) from date of invoice will be deemed eligible up to a maximum of five percent (5%) of the total of Accounts;

         (B) Accounts unpaid more than ninety (90) days from date of invoice;

         (C) Accounts payable by an Account debtor if fifty percent (50%) or more of the aggregate outstanding balance of all such Accounts remain unpaid for more than ninety (90) days from the date of Invoice;

         (D) Accounts payable by an Account debtor that is an Affiliate of any Customer, or an officer, employee, agent, guarantor, stockholder of any Customer or an Affiliate of any Customer, or is related to or has common shareholders, officers or directors with any Customer;

         (E) Accounts arising from consignment sales;

         (F) Except for state, local and United States government institutions and public educational institutions, Accounts with respect to which the payment by the Account debtor is or may be conditional;

         (G) Except for state, local and United States government institutions and public educational institutions, and Accounts arising from sales within the Commonwealth of Puerto Rico, Accounts with respect to which:

                  (i) the Account debtor is not a commercial entity, or

                  (ii) the Account debtor is not a resident of the United
States;

         (H) Accounts payable by any Account debtor to which a Customer is or may become liable for goods sold or services rendered by such Account debtor to such Customer;

         (1) Accounts arising from the sale or lease of goods purchased for a personal, family or household purpose;

         (J) Accounts arising from the sale or other disposition of goods that have been used for demonstration purposes or loaned or leased by a Customer to another party, when such sale or disposition is or may be conditional;

         (K) Accounts which are progress payment accounts or contra accounts;

         (L) Accounts upon which IBM Credit does not have a valid, perfected, first priority security interest;

         (M) Accounts payable by an Account debtor that is or a Customer knows will become, subject to proceedings under United States Bankruptcy Law or other law for the relief of debtors;

         (N) Accounts that are not payable in US dollars;

         (O) Accounts payable by any Account debtor that is a remarketer of computer hardware and software products and whose purchases of such products from a Customer have been financed by another person, other than IBM Credit, who pays the proceeds of such financing directly to such Customer on behalf of such debtor ("Third Party Financer") unless (i) such Third Party Financer does not have a separate financing relationship with such Customer or (ii) such Third Party Financer has a separate financing relationship with such Customer and has waived its right to set off its obligations to such Customer;

         (P) Accounts arising from the sale or lease of goods which are billed to any Account debtor but have not yet been shipped by a Customer;

         (Q) Accounts with respect to which a Customer has permitted or agreed to any extension, compromise or settlement, or made any change or modification of any kind or nature, including, but not limited to, any change or modification to the terms relating thereto;

         (R) Accounts that do not arise from undisputed bona fide transactions completed in accordance with the terms and conditions contained in the invoices, purchase orders and contracts relating thereto;

         (S) Accounts that are discounted for the full payment term specified in a Customer's terms and conditions with its Account debtors, or for any longer period of time;

         (T) Accounts on cash on delivery (C.O.D.) terms;

         (U) Accounts arising from maintenance or service contracts that are billed in advance of full performance of service;

         (V) Accounts arising from bartered transactions;

         (W) Accounts arising from incentive payments, rebates, discounts, credits, and refunds from a supplier, other than verifiable incentive payments from an Authorized Supplier for which there is no right of offset; and

         (X) Any and all other Accounts that IBM Credit deems, in its sole and absolute discretion, to be ineligible, except that IBM Credit agrees that it will not deem any Accounts to be ineligible retroactively.

The aggregate of all Accounts that are not ineligible Accounts shall hereinafter be referred to as "Eligible Accounts".

3.2. REIMBURSEMENT FOR CHARGES. Customers agree to pay for all costs and expenses of Customers' bank in respect to collection of checks and other items of payment, all fees relating to the use and maintenance of the Lockbox and the Special Account (each as defined in Section 3.3) and with respect to remittances of proceeds of the Advances hereunder.

3.3. LOCKBOX AND SPECIAL ACCOUNT. Each Customer shall establish and maintain lockbox(es) (each, a "Lockbox") at the address(es) set forth in Attachment A with the financial institution(s) listed in Attachment A (each, a "Bank") pursuant to an agreement between each Customer and each Bank in form and substance satisfactory to IBM Credit. Each Customer shall also establish and maintain a deposit account which shall contain only proceeds of Customers' Accounts ("Special Account") with each Bank. Each Customer shall enter into and maintain a contingent blocked account agreement with each Bank for the benefit of IBM Credit in form and substance satisfactory to IBM Credit pursuant to which, among other things, such Bank shall agree that, upon notice from IBM Credit, disbursements from the Special Account shall be made only as IBM Credit shall direct.

3.4. COLLECTION. Each Customer shall instruct all Account debtors to remit payments directly to a Lockbox. In addition, each Customer shall have such instruction printed in conspicuous type on all invoices. Each Customer shall instruct such Bank to deposit all remittances to such Bank's Lockbox into its Special Account. Each Customer further agrees that it shall not deposit or permit any deposits of funds other than remittances paid in respect of the Accounts into the Special Account(s) or permit any commingling of funds with such remittances in any Lockbox or Special Account.

Without limiting any Customer's foregoing obligations, if, at any time, any Customer receives a remittance directly from an Account debtor, then such Customer shall make entries on its books and records in a manner that shall reasonably identify such remittances and shall keep a separate account on its record books of all remittances so received and deposit the same into a Special Account. Until so deposited into the Special Account, each Customer shall keep all remittances received in respect of Accounts separate and apart from such Customer's other property so that they are capable of identification as the proceeds of Accounts in which IBM Credit has a security interest.

3.5. APPLICATION OF REMITTANCES AND CREDITS. Customers shall apply all remittances against the aggregate of their respective outstanding Accounts no later than the end of the Business Day on which such remittances are deposited into the Special Account. Customers also agree to apply each remittance against its respective Account no later than three (3) Business Days from the date such remittance is deposited into the Special Account. In addition, Customers shall promptly apply any credits owing in respect to any Account when due.

3.6. POWER OF ATTORNEY. Each Customer hereby irrevocably appoints IBM Credit, with full power of substitution, as its true and lawful attorney-in-fact with full power, in good faith and in compliance with commercially reasonable standards, in the discretion of IBM Credit, to:

         (A) sign the name of the applicable Customer on any document or instrument that IBM Credit shall deem necessary or appropriate to perfect and maintain perfected the security interest in the Collateral contemplated under this Agreement and the Other Documents;

         (B) endorse the name of the applicable Customer upon any of the items of payment of proceeds and deposit the same in the account of IBM Credit for application to the Obligations; and

upon the occurrence and during the continuance of an Event of Default as defined in Section 9.1 hereof:

         (C) demand payment, enforce payment and otherwise exercise all Customers' rights and remedies with respect to the collection of any Accounts;

         (D) settle, adjust, compromise, extend or renew any Accounts;

         (E) settle, adjust or compromise any legal proceedings brought to collect any Accounts;

         (F) sell or assign any Accounts upon such terms, for such amounts and at such time or times as IBM Credit may deem advisable;

         (G) discharge and release any Accounts;

         (H) prepare, file and sign the applicable Customer's name on any Proof of Claim in Bankruptcy or similar document against any Account debtor;

         (I) prepare, file and sign the applicable Customer's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts;

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         (J) endorse the name of the applicable Customer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto;

         (K) endorse the name of the applicable Customer upon any of the items of payment of proceeds and deposit the same in the account of IBM Credit for application to the Obligation;

         (L) sign the name of the applicable Customer to requests for verification of Accounts and notices thereof to Account debtors;

         (M) sign the name of the applicable Customer on any document or instrument that IBM Credit shall deem necessary or appropriate to enforce any and all remedies it may have under this Agreement, at law or otherwise;

         (N) make, settle and adjust claims under the Policies with respect to the Collateral and endorse the applicable Customer's name on any check, draft, instrument or other item of payment of the proceeds of the Policies with respect to the Collateral; and

         (O) take control in any manner of any term of payment or proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to the applicable Customer to such address as IBM Credit may designate.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable so long as this Agreement is in effect or any Obligations remain outstanding. Nothing done by IBM Credit pursuant to such power of attorney will reduce any of Customers' Obligations other than Customers' payment Obligations to the extent IBM Credit has received monies.

3.7. CONCENTRATION ACCOUNTS. Without limiting IBM Credit's other rights, IBM Credit reserves the right to, from time to time in its sole discretion, modify the percentage of the amount of Customers' Concentration Accounts used in calculating Customers' Borrowing Base or eliminate Concentration Accounts in calculating Customers' Borrowing Base.

                        SECTION 4. SECURITY -- COLLATERAL

4.1. GRANT. To secure Customers' full and punctual payment and performance of the Obligations (including obligations under any leases any Customer may enter into, now or in the future, with IBM Credit) when due (whether at the stated maturity, by acceleration or otherwise), each Customer hereby grants IBM Credit a security interest in all of Customers' right, title and interest in and to the following property, whether now owned or hereafter acquired or existing and wherever located:

         (A) all inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

         (B) all accounts, contract rights, chattel paper, instruments, deposit accounts, obligations of any kind owing to any Customer, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing;

         (C) general intangibles;

         (D) all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the foregoing; and

         (E) all substitutions and replacements for all of the foregoing, all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets shall be collectively defined herein as the "Collateral". Each Customer covenants and agrees with IBM Credit that: (a) the security constituted to by this Agreement is in addition to any other security from time to time held by IBM Credit; (b) the security hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Customers to IBM Credit; and (c) any transfer of Collateral between Savoir, BPS and MCBA is subject to IBM Credit's continuing security interest in the Collateral of the transferor as well as IBM Credit's continuing security interest in the Collateral of the transferee.

4.2. FURTHER ASSURANCES. Each Customer shall, from time to time upon the request of IBM Credit, execute and deliver to IBM Credit, or cause to be executed and delivered, at such time or times as IBM Credit may request such other and further documents, certificates and instruments that IBM Credit may deem necessary to perfect and maintain perfected IBM Credit's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement and the Other Documents. Each Customer shall make appropriate entries on its books and records disclosing IBM Credit's security interests in the Collateral.

4.3. ADDITIONAL COLLATERAL. To secure each Customer's full and punctual payment and performance of their respective obligations to each other when due (whether at the stated maturity, by acceleration or otherwise) (the "Intercompany Obligations"), each Customer hereby grants to the other Customer or Customers a security interest in all of the granting Customer's right, title and interest in and to the following property, whether now owned or hereafter acquired or existing and wherever located: (i) all inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor; (ii) all accounts, contract rights, chattel paper, instruments, deposit accounts, obligations of any kind owing to such granting Customer, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing; (iii) general intangibles; (iv) all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the foregoing; and (v) all substitutions and replacements for all of the foregoing, all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

For purposes of this Section 4.3, all of the above assets shall be collectively defined herein as the "Intercompany Collateral".

Each Customer shall, from time to time upon the request of IBM Credit, execute and deliver to each other Customer and to IBM Credit, or cause to be executed and delivered, at such time or times as IBM Credit may request, UCC financing statements and such other and further documents, certificates and instruments necessary to perfect and maintain perfected the security interests in the Intercompany Collateral and in order to fully consummate all of the transactions contemplated under this Agreement and the Other Documents. Each Customer shall make appropriate entries on its books and records disclosing the security interests in the Intercompany Collateral.

4.4. ASSIGNMENT OF ADDITIONAL COLLATERAL. (A) As additional Collateral, each Customer hereby assigns to IBM Credit the security interest each Customer has in the Intercompany Collateral of any other Customer. The UCC financing statements delivered to IBM Credit pursuant to Section 4.3 shall disclose the assignment of the security interest in the Intercompany Collateral and indicate the name and address of IBM Credit as assignee.

         (B) Each Customer agrees that upon the occurrence and during the continuance of a default of the Intercompany Obligations by any Customer, IBM Credit may exercise any or ail rights and remedies of a secured party under the U.C.C., and that IBM Credit has the right to take possession of or dispose of the Intercompany Collateral of such defaulting Customer in the same manner provided in Section 9 of this Agreement.

                         SECTION 5. CONDITIONS PRECEDENT

5.1. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the receipt by IBM Credit of, or waiver in writing by IBM Credit of compliance with, the following conditions precedent:

         (A) this Agreement executed and delivered by each Customer and IBM Credit;

         (B) a favorable opinion of counsel for each Customer, each in substantially the form of Attachment H except that such opinion of counsel need not be furnished to IBM Credit to satisfy the definition of Closing Date but must be delivered within 90 days after the Closing Date;

         (C) a certificate of the secretary or an assistant secretary of each Customer, substantially in the form and substance of Attachment I hereto, certifying that, among other items, (i) each Customer is a corporation organized under the laws of the State of its incorporation and has its principal place of business as stated therein, (ii) each Customer is registered to conduct business in specified states and localities, (iii) true and complete copies of the articles of incorporation and by-laws of each Customer are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (iv) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by each Customer's Board of Directors authorizing the execution, delivery and performance of this Agreement and each Other Document executed and delivered in connection herewith, and (v) the names and true signatures of the officers of each Customer authorized to sign this Agreement and the Other Documents;

         (D) certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of each Customer in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

         (E) copies of all approvals and consents from any Person, in each case in form and substance satisfactory to IBM Credit, which are required to enable each Customer to authorize, or required in connection with, (a) the execution, delivery or performance of this Agreement and each of the Other Documents, and
(b) the legality, validity, binding effect or enforceability of this Agreement and each of the Other Documents;

         (F) a lockbox agreement executed by each Customer and each Bank, in form and substance satisfactory to IBM Credit;

         (G) a contingent blocked account agreement executed by each Customer and each Bank in form and substance satisfactory to IBM Credit;

         (H) intercreditor agreements ("Intercreditor Agreement"), in form and substance satisfactory to IBM Credit, executed by each other secured creditor of the Customers as set forth in Attachment A;

         (I) UCC-1 financing statements for each jurisdiction reasonably requested by IBM Credit executed by each Customer and each guarantor whose guaranty to IBM Credit is intended to be secured by a pledge of its assets;

         (J) UCC-1 financing statements for each jurisdiction reasonably requested by IBM Credit executed by each Customer as necessary to perfect the security interests contemplated by Section 4.3 of this Agreement.

         (K) the statements, certificates, documents, instruments, financing statements, agreements and information set forth in Attachment A and Attachment B;

         (L) any fees specified in Attachment A as additional Conditions Precedent; and

         (M) all such other statements, certificates, documents, instruments, financing statements, agreements and other information with respect to the matters contemplated by this Agreement as IBM Credit shall have reasonably requested.

5.2. CONDITIONS PRECEDENT TO EACH ADVANCE. No Advance will be required to be made or renewed by IBM Credit under this Agreement unless, on and as of the date of such Advance, the following statements shall be true to the satisfaction of IBM Credit:

         (A) The representations and warranties contained in this Agreement or in any document, instrument or agreement executed in connection herewith are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date;

         (B) No event has occurred and is continuing or after giving effect to such Advance or the application of the proceeds thereof would result in or would constitute a Default;

         (C) No event has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect;

         (D) Both before and after giving effect to the making of such Advance, no Shortfall Amount exists.

         (E) If the advance is a Term B Loan, the Customers shall have obtained the prior written consent of IBM Credit for the acquisition proposed to be financed with the proceeds of the Term B Loan.

Except as Customers have otherwise disclosed to IBM Credit in writing prior to each request, each request (or deemed request pursuant to Section 2.4 (D)) for an Advance hereunder and the receipt (or deemed receipt) by any Customer of the proceeds of any Advance hereunder shall be deemed to be a representation and warranty by Customers that, as of and on the date of such Advance, the statements set forth in (A) through (D) above are true statements. No such disclosures by Customers to IBM Credit shall in any manner be deemed to satisfy the conditions precedent to each Advance that are set forth in this Section 5.2.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

To induce IBM Credit to enter into this Agreement, each Customer represents and warrants to IBM Credit as follows:

6.1. ORGANIZATION AND QUALIFICATIONS. Each Customer and each of its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business and is required to be so qualified.

6.2. RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Each Customer and each of its Subsidiaries owns the property granted by it respectively as Collateral to IBM Credit, free and clear of any and all Liens in favor of third parties except for the Liens otherwise permitted pursuant to Section 8.1. The Liens granted by each Customer and each of its Subsidiaries pursuant to this Agreement, the Guaranties and the Other Documents in the Collateral constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except to the extent any Liens that are prior to IBM Credit's Liens are (i) the subject of an Intercreditor Agreement or (ii) Purchase Money Security Interests in product of a brand that is not financed by IBM Credit.

6.3. NO CONFLICTS. The execution, delivery and performance by each Customer of this Agreement and each of the Other Documents (i) are within their respective corporate power; (ii) are duly authorized by all necessary corporate action;
(iii) are not in contravention in any material respect of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which any Customer is a party or by which any Customer or any of its respective properties are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (v) will not, except as contemplated herein, result in the imposition of any Liens upon any of their respective properties.

6.4. ENFORCEABILITY. This Agreement and all of the other documents executed and delivered by the Customers in connection herewith are the legal, valid and binding obligations of each Customer, and are enforceable in accordance with their terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or the general equitable principles relating thereto.

6.5. LOCATIONS OF OFFICES, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of each Customer is as set forth on Attachment B or on any notice provided by each Customer to IBM Credit pursuant to Section 7.7(C) of this Agreement. The books and records of each Customer, and all of its chattel paper (other than the chattel paper delivered to IBM Credit pursuant to Section 7.1 4(E)) and records of Accounts, are maintained exclusively at such location.

There is no jurisdiction in which any Customer has any assets, equipment or inventory (except for vehicles and inventory in transit for processing) other than those jurisdictions identified on Attachment B or on any notice provided by a Customer to IBM Credit pursuant to Section 7.7(C) of this Agreement. Attachment B, as amended from time to time by any notice provided by a Customer to IBM Credit in accordance with Section 7.7(C) of this Agreement, also contains a complete list of the legal names and addresses of each warehouse at which any Customer's inventory is stored. None of the receipts received by Customers from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

6.6. FICTITIOUS BUSINESS NAMES. No Customer has used any corporate or fictitious name during the five (5) years preceding the date of this Agreement, other than those listed on Attachment B.

6.7. ORGANIZATION. All of the outstanding capital stock of each Customer has been validly issued, is fully paid and nonassessable.

6.8. NO JUDGMENTS OR LITIGATION. Except as set forth on Attachment B, no judgments, orders, writs or decrees are outstanding against any Customer individually or which in the aggregate exceed $100,000.00 or would have a Material Adverse Effect, nor is there now pending or, to the best of Customers' knowledge after due inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Customer.

6.9. NO DEFAULTS. No Customer is in default under any material term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it, or any of its properties are bound. No Customer has knowledge of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment. No Default or Event of Default has occurred and is continuing.

6.10. LABOR MATTERS. Except as set forth on any notice provided by a Customer to IBM Credit pursuant to Section 7.1(G) of this Agreement, no Customer is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts or labor controversies pending or threatened against any Customer which could reasonably be expected to have a Material Adverse Effect.

6.11. COMPLIANCE WITH LAW. No Customer has violated or failed to comply with any Requirement of Law or any requirement of any self regulatory organization, which violation or failure to comply would have a Material Adverse Effect.

6.12. ERISA. Each "employee benefit plan", "employee pension benefit plan", "defined benefit plan", or "multi-employer benefit plane, which any Customer has established, maintained, or to which it is required to contribute (collectively, the "Plans") is in compliance with all applicable provisions of ERISA and the Code and the rules and regulations thereunder as well as the Plan's terms and conditions. There have been no "prohibited transactions" and no "reportable event" has occurred within the last 60 months with respect to any Plan. No Customer has a "multi-employer benefit plan".

As used in this Agreement the terms "employee benefit plan", "employee pension benefit plan", "defined benefit plan", and "multi-employer benefit plan" have the respective meanings assigned to them in Section 3 of ERISA and any applicable rules and regulations thereunder. No Customer has incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (other than for premiums due in the ordinary course).

6.13. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed in Attachment B:

         (A) Each Customer has obtained all government approvals required with respect to the operation of their businesses under any Environmental Law.

         (B) (i) No Customer has generated, transported or disposed of any Hazardous Substances; (ii) no Customer is currently generating, transporting or disposing of any Hazardous Substances; (iii) no Customer has knowledge that (a) any of its real property (whether owned, leased, or otherwise directly or indirectly controlled) has been used for the disposal of or has been contaminated by any Hazardous Substances, or (b) any of its business operations have contaminated lands or waters of others with any Hazardous Substances; (iv) no Customer nor any of their respective assets are not subject to any Environmental Liability and, to the best of each Customers' knowledge, any threatened Environmental Liability which could have a Material Adverse Effect;
(v) no Customer has received any notice of or otherwise learned of any governmental investigation evaluating whether any remedial action is necessary to respond to a release or threatened release of any Hazardous Substances for which any Customer may be liable; (vi) no Customer is in violation of any Environmental Law, which violation could have a Material Adverse Effect; (vii) there are no proceedings or investigations pending against any Customer with respect to any violation or alleged violation of any Environmental Law; provided however, that the parties acknowledge that any generation, transportation, use, storage and disposal of certain such Hazardous Substances in Customers' or their Subsidiaries' business shall be excluded from representations (i) and (ii) above, provided, further, that each Customer is at all times generating, transporting, utilizing, storing and disposing such Hazardous Substances in accordance with all applicable Environmental Laws and in a manner designed to minimize the risk of any spill, contamination, release or discharge of Hazardous Substances other than as authorized by Environmental Laws.

6.14. INTELLECTUAL PROPERLY. Each Customer possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trade names and trade secrets and all rights and other property relating thereto or arising therefrom ("Intellectual Property") as are necessary or advisable to continue to conduct its present and proposed business activities.

6.15. LICENSES AND PERMITS. Each Customer has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its businesses as presently conducted. No Customer is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

6.16. INVESTMENT COMPANY. No Customer is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a subsidiary of a holding company, or an Affiliate of a holding company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the Other Documents or to perform its obligations hereunder or thereunder.

6.17. TAXES AND TAX RETURNS. Each Customer has timely filed all federal, state, and local tax returns and other reports which it is required by law to file, and has either duly paid all taxes, fees and other governmental charges indicated to be due on the basis of such reports and returns or pursuant to any assessment received by any Customer, or made provision for the payment thereof in accordance with GAAP. The charges and reserves on the books of each Customer in respect of taxes or other governmental charges are in accordance with GAAP. No tax liens have been filed against any Customer or any of its property, which have not been stayed or which have not been satisfied within seven (7) days of a Customer receiving notice of such filing.

6.18. STATUS OF ACCOUNTS. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Customer, in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever (other than Permitted Liens). Each Customer's customers have accepted goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms. There are no proceedings or actions known to any Customer which are pending or threatened against any Material Account Debtor (as defined in Section 7.14(B) of this Agreement) of any of the Accounts which could reasonably be expected to result in a Material Adverse Effect on the debtor's ability to pay the full amounts due to Customer.

6.19. AFFILIATE/SUBSIDIARY TRANSACTIONS. No Customer is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or Subsidiary of any Customer is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of Customers' business and (ii) upon fair and reasonable terms no less favorable to such Customer than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

6.20. ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of any Customer to IBM Credit or the Auditors for purposes of or in connection with this Agreement or any

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Other Document, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

6.21. RECORDING TAXES. All recording taxes, recording fees, filing fees and other charges payable in connection with the filing and recording of this Agreement have either been paid in full by each Customer or arrangements for the payment of such amounts by each Customer have been made to the satisfaction of IBM Credit.

6.22. INDEBTEDNESS. Customers (i) have no Indebtedness, other than Permitted Indebtedness; and (ii) have not guaranteed the obligations of any other Person (except as permitted by Section 8.4).

                        SECTION 7. AFFIRMATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations:

7.1. FINANCIAL AND OTHER INFORMATION. Customers shall cause the following information to be delivered to IBM Credit within the following time periods:

         (A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Customer (i) audited Financial Statements (provided that, to the extent not otherwise audited by the Auditors, the consolidating Financial Statements may be unaudited) as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (a) either an opinion of the Auditors without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or, if so qualified, an opinion which shall be in scope and substance reasonably satisfactory to IBM Credit, (b) such Auditors' "Management Letter" to Customer, if any (such "Management Letter" shall be provided to IBM Credit within 120 days after the end of each fiscal year), (c) a written statement signed by the Auditors stating that in the course of the regular audit of the business of Customers and their consolidated Subsidiaries, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default under any provision of this Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal year, whether Customers are in compliance with the financial covenants set forth in Attachment A;

         (B) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Customer (i) Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of each Customer as having been prepared in accordance with GAAP; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal quarter, whether Customers are in compliance with the financial covenants set forth in Attachment A;

         (C) as soon as available and in any event within forty-five (45) days after the end of each fiscal month of Customer Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the

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absence of footnotes) by the chief executive officer or chief financial officer of each Customer as having been prepared in accordance with GAAP;

         (D) as soon as available and in any event within forty-five (45) days after the end of each fiscal year of Customer (i) projected Financial Statements, broken down by quarter, for the current fiscal year; and (ii) if composed, a narrative discussion relating to such projected Financial Statements,

         (E) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Customer, revised projected Financial Statements, broken down by quarter, for (i) the current fiscal year from the beginning of such fiscal quarter to the fiscal year end and (ii) sufficient quarters of the following fiscal year to provide twelve months of projected data;

         (F) promptly after any Customer obtains knowledge of (i) the occurrence of a Default or Event of Default, or (ii) the existence of any condition or event which would result in any Customer's failure to satisfy the conditions precedent to Advances set forth in Section 5, a certificate of the chief executive officer or chief financial officer of the applicable Customer specifying the nature thereof and such Customer's proposed response thereto, each in reasonable detail;

         (G) promptly after any Customer obtains knowledge of (i) any proceeding(s) being instituted or threatened to be instituted by or against any Customer in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), or (ii) any actual or prospective change, development or event which, in any such case, has had or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the applicable Customer specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

         (H) promptly after any Customer obtains knowledge that (i) any order, judgment or decree in excess of $100,000.00 (exclusive of (a) any amounts that are duly bonded to the satisfaction of IBM Credit or (b) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full) shall have been entered against any Customer or any of its properties or assets, or (ii) it has received any notification of a material violation of any Requirement of Law from any Governmental Authority, a certificate of the chief executive officer or chief financial officer of the applicable Customer specifying the nature thereof and such Customer's proposed response thereto, each in reasonable detail;

         (I) promptly after any Customer learns of any material labor dispute to which any Customer may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Customer is a party or by which it is bound, a certificate of the chief executive officer or chief financial officer of the applicable Customer specifying the nature thereof and such Customer's proposed response thereto, each in reasonable detail;

         (J) within five (5) Business Days after request by IBM Credit, any written certificates, schedules and reports together with all supporting documents as IBM Credit may reasonably request relating to the Collateral or any Customer's or any guarantor's business affairs and financial condition;

         (K) by the tenth (10th) Business Day of each month, or as otherwise agreed in writing, a Collateral Management Report as of a date no earlier than the last day of the immediately preceding month;

         (L) along with the Financial Statements set forth in Section 7.1(A) and
(B), the name, address and phone number of each Customer's Account debtors' primary contacts for each Account on the Accounts aging report contained in Customers' most recent Collateral Management Report; and

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         (M) within five (5) days after the same are sent, copies of all
Financial Statements and reports which Customer sends to its stockholders, and within five (5) days after the same are filed, copies of all Financial Statements and reports which Customer may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority. The requirement of this paragraph 7.1(M) can be fulfilled by notification to IBM Credit that the required information is available on publicly accessible electronic databases.

Each certificate, schedule and report provided by Customers to IBM Credit shall be signed by the respective authorized officer of each Customer, and which signature shall be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such certificate, schedule or report is made and does not omit to state a material fact necessary in order to make the statements contained therein not misleading at such time. Each Financial Statement delivered pursuant to this Section 7.1 shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

7.2. LOCATION OF COLLATERAL. The inventory, equipment and other tangible Collateral shall be kept or sold at the addresses as set forth on Attachment B or on any notice provided by a Customer to IBM Credit in accordance with Section 7.7(C). Such locations shall be certified quarterly to IBM Credit substantially in the form of Attachment G.

7.3. CHANGES IN CUSTOMERS. Each Customer shall provide thirty (30) days prior written notice to IBM Credit of any change in such Customer's name, chief executive office and principal place of business, organization, form of ownership or corporate structure; provided, however, that Customers' compliance with this covenant shall not relieve them of any of their other obligations or any other provisions under this Agreement or any Other Document limiting actions of the type described in this Section.

7.4. CORPORATE EXISTENCE. Each Customer shall (A) maintain its corporate existence, maintain in full force and effect all licenses, bonds, franchises, leases and qualifications to do business, and all contracts and other rights necessary to the profitable conduct of its business, (B) continue in, and limit its operations to, the same general lines of business as presently conducted by it unless otherwise permitted in writing by IBM Credit and (C) comply with all Requirements of Law.

7.5. ERISA. Each Customer shall promptly notify IBM Credit in writing after it learns of the occurrence of any event which would constitute a "reportable event" under ERISA or any regulations thereunder with respect to any Plan, or that the PBGC (as defined in Section 6.12 of this Agreement) has instituted or will institute proceedings to terminate any Plan. Notwithstanding the foregoing, a Customer shall have no obligation to notify IBM Credit as to any "reportable event" as to which the 30-day notice requirement of Section 4043(b) has been waived by the PBGC, until such time as such Customer is required to notify the PBGC of such reportable event.

Such notification shall include a certificate of the chief financial officer of such Customer setting forth details as to such "reportable event" and the action which such Customer proposes to take with respect thereto, together with a copy of any notice of such "reportable event" which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings. Upon request of IBM Credit, each Customer shall furnish, or cause the plan administrator to furnish, to IBM Credit the most recently filed annual report for each Plan.

7.6. ENVIRONMENTAL MATTERS. (A) Each Customer and any other Person under a Customer's control (including, without limitation, agents and Affiliates under such control) shall (i) comply with all Environmental Laws in all material respects, and (ii) undertake to use commercially reasonable efforts to prevent any unlawful release of any Hazardous Substance by Customers or such Person into, upon, over or under any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by Customers.

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         (B) Each Customer shall notify IBM Credit, promptly upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental Authority with respect to the presence of any Hazardous Substances on or in any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer, (ii) all claims made or threatened by any Person or Governmental Authority against such Customer or any of such Customer's assets relating to any loss or injury resulting from any Hazardous Substance, (iii) a Customer's discovery of evidence of unlawful disposal of or environmental contamination by any Hazardous Substance on any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer, and (iv) any occurrence or condition which could constitute a violation of any Environmental Law.

7.7. COLLATERAL BOOKS AND RECORDS/COLLATERAL AUDIT. (A) Each Customer agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect IBM Credit's interest in the Accounts.

         (B) Each Customer agrees that IBM Credit or its agents may enter upon the premises of such Customer at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Customers' expense) any and all records pertaining thereto,
(iii) discussing the affairs, finances and business of such Customer with any officers, employees and directors of such Customer or with the Auditors and (iv) verifying Eligible Accounts and other Collateral. Each Customer also agrees to provide IBM Credit with such reasonable information and documentation that IBM Credit deems necessary to conduct the foregoing activities, including, without limitation, reasonably requested samplings of purchase orders, invoices and evidences of delivery or other performance.

Upon the occurrence and during the continuance of an Event of Default which has not been waived by IBM Credit in writing, IBM Credit may conduct any of the foregoing activities in any manner that IBM Credit deems reasonably necessary.

         (C) Each Customer shall give IBM Credit thirty (30) days prior written notice of any change in the location of any Collateral, the location of its books and records or in the location of its chief executive office or place of business from the locations specified in Attachment B, and will execute in advance of such change and cause to be filed and/or delivered to IBM Credit any financing statements, landlord or other lien waivers, or other documents reasonably required by IBM Credit, all in form and substance reasonably satisfactory to IBM Credit.

         (D) Each Customer agrees to advise IBM Credit promptly, in reasonably sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the security interests granted to IBM Credit therein.

7.8. INSURANCE; CASUALTY LOSS. (A) Each Customer agrees to maintain with financially sound and reputable insurance companies: (i) insurance on its properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually and prudently insured against in the same general geographical area by companies of established repute engaged in the same or a similar business. Each Customer will furnish to IBM Credit, upon its written request, the insurance certificates with respect to such insurance. In addition, all Policies so maintained are to name IBM Credit as an additional insured as its interest may appear.

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         (B) Without limiting the generality of the foregoing, each Customer shall keep and maintain, at its sole expense, the Collateral insured for an amount not less than the amount set forth on Attachment A from time to time opposite the caption "Collateral Insurance Amount" against all loss or damage under an "all risk" Policy with companies mutually acceptable to IBM Credit and Customer, with a lender's loss payable endorsement or mortgagee clause in form and substance reasonably satisfactory to IBM Credit designating that any loss payable thereunder with respect to such Collateral shall be payable to IBM Credit. Upon receipt of proceeds by IBM Credit the same shall be applied on account of the Customers' Outstanding Product Advances first, then to the Outstanding A/R Advances. Each Customer agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days written notice before any Policy shall be altered or canceled and that no act or default of such Customer or any other person shall affect the right of IBM Credit to recover under the Policies. Each Customer hereby agrees to direct all insurers under the Policies to pay all proceeds with respect to the Collateral directly to IBM Credit.

If any Customer fails to pay any cost, charges or premiums, or if any Customer fails to insure the Collateral, IBM Credit may pay such costs, charges or premiums. Any amounts paid by IBM Credit hereunder shall be considered an additional debt owed by Customers to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

7.9. TAXES. Each Customer agrees to pay, when due, all taxes lawfully levied or assessed against such Customer or any of the Collateral before any penalty or interest accrues thereon unless such taxes are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provisions have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect.

7.10. COMPLIANCE WITH LAWS. Each Customer agrees to comply with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business in a manner which does not cause a Material Adverse Effect.

7.11. FISCAL YEAR. Each Customer agrees to maintain its fiscal year as a year ending December 31 unless Customer provides IBM Credit at least thirty (30) days prior written notice of any change thereof.

7.12. INTELLECTUAL PROPERTY. Each Customer shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of Intellectual Property which the failure to do or cause to be done could reasonably be expected to have a Material Adverse Effect.

7.13. MAINTENANCE OF PROPERTY. Each Customer shall maintain all of its material properties (business and otherwise) in good condition and repair (ordinary wear and tear excepted) and pay and discharge all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto and not commit or permit any waste with respect to any of its material properties.

7.14. COLLATERAL. Each Customer shall:

         (A) from time to time upon request of IBM Credit, provide IBM Credit with access to copies of all invoices, delivery evidences and other such documents relating to each Account;

         (B) promptly upon any Customer's obtaining knowledge thereof, furnish to and inform IBM Credit of all material adverse information relating to the financial condition of any Account debtor whose outstanding obligations to such Customer constitute two percent (2%) or more of the Accounts at such time (a "Material Account Debtor");

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         (C) promptly upon any Customer's learning thereof, notify IBM Credit in writing of any event which would cause any obligation of a Material Account Debtor to become an Ineligible Account;

         (D) keep all goods rejected or returned by any Account debtor and all goods repossessed or stopped in transit by a Customer from any Account debtor segregated from other property of such Customer, holding the same in trust for IBM Credit until Customer applies a credit against such Account debtor's outstanding obligations to such Customer or sells such goods in the ordinary course of business, whichever occurs earlier;

         (E) stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it in conspicuous type to show that the same are subject to IBM Credit's security interest and immediately thereafter deliver or cause such chattel paper and instruments to be delivered to IBM Credit or any agent designated by IBM Credit with appropriate endorsements and assignments to vest title and possession in IBM Credit;

         (F) use commercially reasonable efforts to collect all Accounts owed;

         (G) promptly notify IBM Credit of any loss, theft or destruction of or damage to any of the Collateral. Each Customer shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral. Each Customer shall, upon demand of IBM Credit, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to IBM Credit, free of any encumbrances of any kind whatsoever;

         (H) consistent with reasonable commercial practice, observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of IBM Credit thereunder;

         (I) consistent with reasonable commercial practice, maintain, use and operate the Collateral and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof; and

         (J) at any time and from time to time, upon the request of IBM Credit, and at the sole expense of Customers, promptly and duly execute and deliver such further instruments and documents and take such further action as IBM Credit may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

7.15. SUBSIDIARIES. IBM Credit may require that any Subsidiaries of any Customer become parties to this Agreement or any other agreement executed in connection with this Agreement as guarantors or sureties. Each Customer will comply, and cause ail of their respective Subsidiaries to comply with Sections 7 and 8 of this Agreement, as if such sections applied directly to such Subsidiaries.

7.16. FINANCIAL COVENANTS; ADDITIONAL COVENANTS. Each Customer acknowledges and agrees that Customer shall maintain the financial covenants and other covenants set forth in the attachments, exhibits and other addenda incorporated in this Agreement.

7.17. JOINT AND SEVERAL GUARANTY. (A) Each Customer hereby jointly and severally guarantees to IBM Credit the prompt payment when due and the full, prompt, and faithful performance of any and all

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Obligations upon which any Customer is in any manner obligated, heretofore, now, or hereafter owned, contracted or acquired by IBM Credit pursuant to this Agreement, whether the same are individual, joint or several, primary, secondary, direct, contingent or otherwise. Each Customer irrevocably subordinates to the full payment of amounts due IBM Credit any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of IBM Credit against another Customer hereto with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by another Customer in respect thereof, or
(ii) to receive any payment, in the nature of contribution or for any other reason, from another Customer hereto with respect to such payment.

         (B) Notwithstanding any provision herein to the contrary, the liability of each Customer hereunder shall in no event exceed the maximum amount that is valid and enforceable in any action or proceeding involving any applicable state corporate law or any applicable state or federal bankruptcy, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally.

         (C) The liability of each Customer hereunder is direct, absolute and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or nonperfection of any security thereunder, or any change in any Customer's financial condition. Each Customer's obligation pursuant to this Section 7.17 shall continue for so long as any sums owing to IBM Credit by either Customer remains outstanding and unpaid, unless terminated in the manner provided herein. Each Customer acknowledges that its obligations hereunder are in addition to and independent of any agreement or transaction between IBM Credit and any other Customer or any other Person creating or reserving any lien, encumbrance or security interest in any property of any other Customer or any other Person as security for any obligation of such Customer.

         (D) Each Customer has made an independent investigation of the financial condition of each other Customer and guarantees the Obligations based on that investigation and not upon any representations made by IBM Credit. Each Customer acknowledges that it has access to current and future Customer financial information which will enable each Customer to continuously remain informed of each other Customer's financial condition. Each Customer also consents to and agrees that the guarantees provided in this Section 7.17 and the Obligations shall not be affected by IBM Credit's subsequent increases or decreases in the credit line that IBM Credit may grant to any Customer; substitutions, exchanges or releases of all or any part of the Collateral now or hereafter securing any of the Obligations; sales or other dispositions of any or ail of the Collateral now or hereafter securing any of the Obligations without demands, advertisement or notice of the time or place of the sales or other dispositions, realizing on the Collateral to the extent IBM Credit, in its sole discretion deems proper.

         (E) With respect to the guaranties provided hereunder, each Customer, in its capacity as a guarantor, waives if permitted by applicable law (1) demand, protest and all notices of protest or dishonor, (2) all notices of payment and nonpayment, (3) all notices required by law, (4) any and all defenses, including but not limited to any defense of any Customer to the Obligations or any defense based upon a claim that any Customer may have against any manufacturer, distributor or Authorized Supplier, (5) any and all rights of set-off Customers may have against IBM Credit and (6) all notices of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by IBM Credit on which any Customer may, in any way, be liable and each Customer hereby ratifies and confirms whatever IBM Credit may do in that regard.

         (F) This guaranty obligation and any and all obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against either Customer, whether such proceedings, actions and/or claims are federal and/or state.

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                          SECTION 8. NEGATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations hereunder:

8.1. LIENS. No Customer will, directly or indirectly mortgage, assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any Lien or judgment to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

8.2. DISPOSITION OF ASSETS. No Customer will, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to such Customer, and (ii) voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business, provided, that the aggregate book value of all such assets and property so sold or disposed of under this Section 8.2 (ii) in any fiscal year shall not exceed 5% of the consolidated assets of the Customer as of the beginning of such fiscal year.

8.3. CORPORATE CHANGES. No Customer will, without the prior written consent of IBM Credit (which consent shall not be unreasonably withheld), directly or indirectly, merge, consolidate, liquidate, dissolve or enter into or engage in any operation or activity materially different from that presently being conducted by such Customer, except for Permitted Acquisitions.

8.4. GUARANTIES. No Customer will, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of inventory or other asset dispositions permitted hereunder, and (iii) for guaranties in favor of IBM Credit.

8.5. RESTRICTED PAYMENTS. No Customer will, directly or indirectly: (i) declare or pay any dividend (other than dividends payable solely in common stock of such Customer) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Customer or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Customer; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations) if such payment or prepayment will cause a Material Adverse Effect or will cause Customer to be out of compliance with any financial covenant.

Notwithstanding subsection 8.5(i) above, Savoir may pay (i) dividends in cash (up to a maximum of $3,000 in the aggregate for all shareholders total per fiscal quarter) to holders of fractional shares of Savoir's capital stock, in lieu of issuing additional fractional shares, and (ii) payments to meet Federal tax withholding requirements for non-U.S. shareholders (up to a maximum of $30,000.00 in the aggregate for all such non-U.S. shareholders per fiscal quarter).

8.6. INVESTMENTS. No Customer will, directly or indirectly, make, maintain or acquire any Investment in any Person other than:

         (A) interest bearing deposit accounts (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program;

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         (B) direct obligations of the government of the United States of
America or any agency or instrumentality thereof or obligations guaranteed as to principal and interest by the United States of America or any agency thereof;

         (C) stock or obligations issued to Customers in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of such Customer;

         (D) stock or other Instruments representing Investments in other companies, up to an aggregate total of $1,000,000.00;

         (E) commercial paper of any corporation organized under the laws of any State of the United States or any bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having the short-term highest rating then given by Moody's Investor's Services, Inc. or Standard & Poor's Corporation; and

         (F) Permitted Acquisitions.

8.7. AFFILIATE/SUBSIDIARY TRANSACTIONS. No Customer will, directly or indirectly, enter into any transaction with any Affiliate or Subsidiary, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or Subsidiary of any Customer except in the ordinary course of business and pursuant to the reasonable requirements of such Customer's business upon fair and reasonable terms no less favorable to such Customer than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

8.8. ERISA. No Customer will (A) terminate any Plan so as to incur a material liability to the PBGC (as defined in Section 6.12 of this Agreement), (B) permit any "prohibited transaction" involving any Plan (other than a "multi-employer benefit plan') which would subject such Customer to a material tax or penalty on "prohibited transactions" under the Code or ERISA, (C) fail to pay to any Plan any contribution which they are obligated to pay under the terms of such Plan, if such failure would result in a material "accumulated funding deficiency", whether or not waived, (D) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Plan (other than a "multi-employer benefit plan'), or (E) fail to notify IBM Credit as required in Section 7.5. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA. For purposes of this Section 8.8, the terms "material liability", "tax", "penalty", "accumulated funding deficiency" and "risk of termination" shall mean a liability, tax, penalty, accumulated funding deficiency or risk of termination which could reasonably be expected to have a Material Adverse Effect.

8.9. ADDITIONAL NEGATIVE PLEDGES. No Customer will, directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual obligation which may restrict or inhibit IBM Credit's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

8.10. STORAGE OF COLLATERAL WITH BAILEES AND WAREHOUSEMEN. Collateral shall not be stored with a bailee, warehouseman or similar party without the prior written consent of IBM Credit unless Customers will, concurrently with the delivery of such Collateral to such party, cause such party to issue and deliver to IBM Credit, warehouse receipts in the name of IBM Credit evidencing the storage of such Collateral.

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8.11. USE OF PROCEEDS. No Customer shall use any portion of the proceeds of any
Advances other than (i) to acquire Products from Authorized Suppliers, (ii) for its general working capital requirements and (iii) for Permitted Acquisitions.

8.12. ACCOUNTS. No Customer shall permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, which would affect IBM Credit's ability to collect payment on any Account in whole or in part, except for such extensions, compromises or settlements made by such Customer in the ordinary course of its business, provided, however, that the aggregate amount of such extensions, compromises or settlements does not exceed five percent (5%) of such Customer's Accounts at any time.

8.13. INDEBTEDNESS. No Customer will create, incur, assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

8.14. LOANS. No Customer will make any loans, advances, contributions or payments of money or goods exceeding $250,000.00 in the aggregate to any Subsidiary, Affiliate or parent corporation or to any officer, director or stockholder of any Customer or of any such corporation (except for compensation for personal services actually rendered), except for transactions expressly authorized in this Agreement, if such loans, advances, contributions or payments will cause a Material Adverse Effect or would cause Customer to be out of compliance with any financial covenants.

                                SECTION 9. DEFAULT

9.1. EVENT OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by the Customers under this Agreement and the Other
Documents:

         (A) The failure of any Customer to make timely payment of the Obligations or any part thereof when due and payable;

         (B) Any Customer fails to comply with or observe any term, covenant or agreement contained in this Agreement or any Other Documents;

         (C) Any representation, warranty, statement, report or certificate made or delivered by or on behalf of any Customer or any of its officers, employees or agents or by or on behalf of any guarantor to IBM Credit was false in any material respect at the time when made or deemed made;

         (D) The occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

         (E) Any Customer, any Subsidiary or any guarantor shall generally not pay its debts as such debts become due, become or otherwise declare itself insolvent, file a voluntary petition for bankruptcy protection, have filed against it any involuntary bankruptcy petition, cease to do business as a going concern, make any assignment for the benefit of creditors, or a custodian, receiver, trustee, liquidator, administrator or person with similar powers shall be appointed for any Customer, any Subsidiary or any guarantor or any of its respective properties or have any of its respective properties seized or attached, or take any action to authorize, or for the purpose of effectuating, the foregoing, provided, however, that a Customer, any Subsidiary or any guarantor shall have a period of forty-five (45) days within which to discharge any involuntary petition for bankruptcy or similar proceeding;

         (F) The use of any funds borrowed from IBM Credit under this Agreement for any purpose other than as provided in this Agreement;

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         (G) The entry of any judgment against any Customer or any guarantor in an amount in excess of $100,000.00 and such judgment is not satisfied, dismissed, stayed or superseded by bond within thirty (30) days after the day of entry thereof (and in the event of a stay or supersedeas bond, such judgment is not discharged within thirty (30) days after termination of any such stay or bond) or such judgment is not fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full;

         (H) The dissolution or liquidation of any Customer, any Subsidiary or any guarantor, or any Customer or any guarantor or its directors or stockholders shall take any action to dissolve or liquidate any Customer or any guarantor;

         (I) Any "going concern" or like qualification or exception, or qualification arising out of the scope of an audit by an Auditor of its opinion relative to any Financial Statement delivered to IBM Credit under this Agreement;

         (J) There issues a warrant of distress for any rent or taxes with respect to any premises occupied by any Customer in or upon which the Collateral, or any part thereof, may at any time be situated and such warrant shall continue for a period of ten (10) Business Days from the date such warrant is issued;

         (K) Any Customer suspends business;

         (L) The occurrence of any event or condition that permits the holder of any Indebtedness arising in one or more related or unrelated transactions, in aggregate principal amount exceeding $200,000.00 to accelerate the maturity thereof or the failure of any Customer to pay when due any such Indebtedness;

         (M) Any guaranty of any or all of the Customers' Obligations executed by any guarantor in favor of IBM Credit, shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction or the validity or enforceability thereof shall be contested or denied by any such guarantor, or any such guarantor shall deny that it has any further liability or obligation thereunder or any such guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such guaranty;

         (N) Any Customer is in default under the material terms of any of the Other Documents after the expiration of any applicable cure periods;

         (O) There shall occur a "reportable event" with respect to any Plan, or any Plan shall be subject to termination proceedings (whether voluntary or involuntary) and there shall result from such "reportable event" or termination proceedings a liability of any Customer to the PBGC which in the reasonable opinion of IBM Credit will have a Material Adverse Effect;

         (P) Any "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the Voting Stock of any Customer without the prior written consent of IBM Credit (which consent shall not be unreasonably withheld).

9.2. ACCELERATION. Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by IBM Credit, IBM Credit may, in its sole discretion, take any or all of the following actions, without prejudice to any other rights it may have at law or under this Agreement to enforce its claims against the Customers: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(E) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand)

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without presentment, demand, protest or any other action or obligation of IBM
Credit; and (b) immediately terminate the Credit Line, the Term A Loan Commitment and the Term B Loan Commitment hereunder.

9.3. REMEDIES. (A) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, IBM Credit may exercise all rights and remedies of a secured party under the U.C.C. Without limiting the generality of the foregoing, IBM Credit may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or IBM Credit may use (at the expense of the Customers) such of the supplies or space of Customers at Customers' place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of any Customer (as appropriate or necessary) or IBM Credit and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of a Customer or IBM Credit; (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at IBM Credit's sole option and discretion, and IBM Credit may bid or become a purchaser at any such sale; and (iv) foreclose the security interests created pursuant to this Agreement by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

         (B) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, IBM Credit shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Customer or IBM Credit, or in the name of such other party as IBM Credit may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as IBM Credit in its sole reasonable discretion may deem advisable, and IBM Credit shall have the right to purchase at any such sale.

If IBM Credit, in its sole reasonable discretion determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, IBM Credit shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral in such saleable form as IBM Credit shall deem appropriate. Each Customer hereby agrees that any disposition by IBM Credit of any Collateral pursuant to and in accordance with the terms of a repurchase agreement between IBM Credit and the manufacturer or any supplier (including any Authorized Supplier) of such Collateral constitutes a commercially reasonable sale. The Customers agree, at the request of IBM Credit, to assemble the Collateral and to make it available to IBM Credit at places which IBM Credit shall select, whether at the premises of a Customer or elsewhere, and to make available to IBM Credit the premises and facilities of such Customer for the purpose of IBM Credit's taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification.

         (C) Unless expressly prohibited by the licensor thereof, if any, IBM Credit is hereby granted, upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, an irrevocable, non-exclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by a Customer in its businesses or in connection with any of the Collateral.

         (D) The net cash proceeds resulting from IBM Credit's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by

IBM Credit to the payment of Customers' Obligations, whether due or to become due, in such order as IBM Credit may in it sole discretion elect. Customers shall remain liable to IBM Credit for any deficiencies, and IBM Credit in turn agrees to remit to Customers or their successors or assigns, any surplus resulting therefrom.

         (E) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

9.4. WAIVER. If IBM Credit seeks to take possession of any of the Collateral by any court process Customers hereby irrevocably waive to the extent permitted by applicable law any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. In addition, Customers waive to the extent permitted by applicable law all rights of set-off it may have against IBM Credit. Customers further waive to the extent permitted by applicable law presentment, demand and protest, and notices of non-payment, non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.

                            SECTION 10. MISCELLANEOUS

10.1. TERM; TERMINATION. (A) This Agreement shall remain in force until the earlier of (i) the Termination Date, (ii) the date specified in a written notice by the Customer that they intend to terminate this Agreement which date shall be no less than ninety (90) days following the receipt by IBM Credit of such written notice, and (iii) termination by IBM Credit after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Customer's Obligations shall be immediately due and payable in their entirety, even if they are not yet due under their terms.

         (B) If this Agreement is terminated pursuant to 10.1(A)(ii) or 10.1(A)(iii), then Customers shall pay to IBM Credit, in addition to any other Obligations which may be due at the time, an early termination fee of (i) one and one quarter percent (1.25%) of the then current Credit Line if the effective date of termination is on or prior to August 31, 1999, or (ii) one half percent (0.50%) of the then current Credit Line if the effective date of termination is after August 31, 1999 and prior to August 31, 2000. Such early termination fee shall be due on the effective date of such termination.

         (C) Until the indefeasible payment in full of all of Customer's Obligations, no termination of this Agreement or any of the Other Documents shall in any way affect or impair (i) Customers' Obligations to IBM Credit including, without limitation, any transaction or event occurring prior to and after such termination, or (ii) IBM Credit's rights hereunder, including, without limitation IBM Credit's security interest in the Collateral. On and after a Termination Date IBM Credit may, but shall not be obligated to, upon the request of a Customer, continue to provide Advances hereunder.

10.2. INDEMNIFICATION. Customers hereby jointly and severally indemnify and hold harmless IBM Credit and each of its officers, directors, agents and assigns (collectively, the "Indemnified Persons") against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys' fees and court costs now or hereinafter arising from the enforcement of this Agreement, the "Losses") to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition (a) occurring or existing on or before the date of this Agreement relating to any financing arrangements IBM Credit may from time to time have with (i) any Customer, (ii) any Person that shall be acquired by any Customer or (iii) any Person that any Customer may acquire all or substantially all of the assets of, or (b) directly or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of a Customer in connection therewith. Notwithstanding the foregoing, the Customers shall not be obligated to indemnify IBM Credit for any Losses incurred by IBM Credit which are a result of IBM Credit's negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

10.3. ADDITIONAL OBLIGATIONS. IBM Credit, without waiving or releasing any Obligation or Default of the Customers, may perform any Obligations of any Customer that such Customer shall fail or refuse to perform and IBM Credit may, at any time or times hereafter, but shall be under no obligation to do so, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by IBM Credit in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney's fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral.

10.4. LIMITATION OF LIABILITY. NEITHER IBM CREDIT NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY CUSTOMER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT OR ANY CLAIMS IN ANY MANNER RELATED THERETO. NOR SHALL IBM CREDIT OR ANY OTHER INDEMNIFIED PERSON HAVE ANY LIABILITY TO ANY CUSTOMER OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM HEREUNDER, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.5. ALTERATION/WAIVER. This Agreement and the Other Documents may not be altered or amended except by an agreement in writing signed by Customers and by IBM Credit. No delay or omission of IBM Credit to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. In the event that IBM Credit at any time or from time to time dispenses with any one or more of the requirements specified in this Agreement or any of the Other Documents, such dispensation may be revoked by IBM Credit at any time and shall not be deemed to constitute a waiver of any such requirement subsequent thereto. IBM Credit's failure at any time or times to require strict compliance and performance by the Customers of any undertakings, agreements, covenants, warranties and representations of this Agreement or any Other Document shall not waive, affect or diminish any right of IBM Credit thereafter to demand strict compliance and performance thereof. Any waiver by IBM Credit of any Default by any Customer under this Agreement or any of the Other Documents shall not waive or affect any other Default by any Customer under this Agreement or any of the Other Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants, and representations of the Customers contained in this Agreement or the Other Documents and no Default by any Customer shall be deemed waived by IBM Credit unless such waiver is in writing signed by an authorized representative of IBM Credit.

10.6. SEVERABILITY. If any provision of this Agreement or the Other Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Documents and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of this Agreement and the Other Documents being severable in any such instance.

10.7. ONE LOAN. All Advances heretofore, now or at any time or times hereafter made by IBM Credit to the Customer under this Agreement or the Other Documents shall constitute one loan secured by IBM Credit's security interests in the Collateral and by all other security interests, liens and encumbrances heretofore, now or from time to time hereafter granted by the Customers to IBM Credit or any assignor of IBM Credit.

10.8. ADDITIONAL COLLATERAL. All monies, reserves and proceeds received or collected by IBM Credit with respect to Accounts and other property of the Customers in possession of IBM Credit at any time or times hereafter are hereby pledged by Customers to IBM Credit as security for the payment of Customers' Obligations and shall be applied promptly by IBM Credit on account of the Customers' Obligations; provided, however, IBM Credit may release to the Customers such portions of such monies, reserves and proceeds as IBM Credit may from time to time determine, in its sole discretion.

10.9. NO MERGER OR NOVATIONS. (A) Notwithstanding anything contained in any document to the contrary, it is understood and agreed by the Customers and IBM Credit that the claims of IBM Credit arising hereunder and existing as of the date hereof constitute continuing claims arising out of the Obligations of Customers under the Financing Agreement and any Other Document. Customers acknowledge and agree that such Obligations outstanding as of the date hereof have not been satisfied or discharged and that this Agreement is not intended to effect a novation of the Customers' Obligations under the Financing Agreement or any Other Document.

         (B) Neither the obtaining of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the Obligations of the Customers to IBM Credit secured by this Agreement and shall not operate as a merger of any covenant in this Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant herein contained shall not operate as a merger of that covenant or affect IBM Credit's rights under this Agreement.

10.10. PARAGRAPH TITLES. The Section titles used in this Agreement and the Other Documents are for convenience only and do not define or limit the contents of any Section.

10.11. BINDING EFFECT; ASSIGNMENT. This Agreement and the Other Documents shall be binding upon and inure to the benefit of IBM Credit and the Customers and their respective successors and assigns; provided, that the Customers shall have no right to assign this Agreement or any of the Other Documents without the prior written consent of IBM Credit.

10.12. OBLIGATIONS. The Obligations are joint and several, shall be binding upon each Customer and each Customer's successors and assigns, and will be for IBM Credit's benefit and the benefit of IBM Credit's successors and assigns. The Obligations and any terms and provisions herein may be modified or amended only by a document sign by IBM Credit and each Customer.

10.13. NOTICES. Except as otherwise expressly provided in this Agreement, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(A) upon receipt if deposited in the United States mails, first class mail, with proper postage prepaid, (B) upon receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (C) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (D) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

(i)   If to IBM Credit at:                (ii) If to Savoir at:

      IBM Credit Corporation                   Savoir Technology Group, Inc.
      5000 Executive Parkway, Suite 450        254 E. Hacienda Avenue
      San Ramon, CA 94583                      Campbell, CA 95008
      Attention: Remarketer Finance            Attention: James W. Dorst
                   Center Manager
      Facsimile: (510)277-5675                  Facsimile: (800)725-5496

(iii) If to BPS at:                       (iv) If to MCBA at:

      Business Partner Solutions, Inc.         MCBA Systems, Inc.
      888 Isom Road                            4955 Corporate Drive, Suite 300
      San Antonio, TX 78216                    Huntsville, AL 35805
      Attention: Mr. Terry Johnson             Attention: Mr. Michael Gunnells

      Facsimile: (210)377-3796                 Facsimile: ( )

or to such other address or number as each party designates to the other in the manner prescribed herein.

10.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10.15. ATTACHMENT A MODIFICATIONS. IBM Credit may modify the Product Financing Period set forth in Attachment A from time to time if on at least two occasions during any three-month period a Shortfall Amount has become due and payable and may modify the Collateral Insurance Amount set forth in Attachment A from time to time, in each case, by providing Customers with a new Attachment A. Any such new Attachment A shall be effective as of the date specified in the new Attachment A. IBM Credit agrees that the Product Financing Period will not be reduced more than one time within any three-month period.

10.16. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW. TO INDUCE IBM CREDIT TO ACCEPT THIS AGREEMENT AND THE OTHER DOCUMENTS, EACH CUSTOMER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER DOCUMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL DISTRICT COURT IN NEW YORK.

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO CUSTOMERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 10.13 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (E) AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

10.17. JURY TRIAL WAIVER. EACH OF IBM CREDIT AND THE CUSTOMERS HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT AND THE CUSTOMER ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

         IN WITNESS WHEREOF, each Customer has read this entire Agreement, and has caused its authorized representatives to execute this Agreement and has caused its corporate seal to be affixed hereto as of the date first written above.

SAVOIR TECHNOLOGY GROUP, INC.              BUSINESS PARTNER SOLUTIONS, INC.

By: _________________________________      By: _________________________________

Print Name: _________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________


IBM CREDIT CORPORATION                     MCBA SYSTEMS, INC.

By: _________________________________      By: _________________________________

Print Name: _________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

       ATTACHMENT A, EFFECTIVE DATE __________, 1998 ("IWCF ATTACHMENT A") TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                             DATED __________, 1998

Customers: SAVOIR TECHNOLOGY GROUP, INC.;
           BUSINESS PARTNER SOLUTIONS, INC.;
           MCBA SYSTEMS, INC.

I.  Fees, Rates and Repayment Terms:


    (A)  Credit Line:  One Hundred Twenty Five Million Dollars
         ($125,000,000.00);

    (B)  Term Loan Commitment:

         (i)  Term A Loan: Fifteen Million Dollars ($15,000,000.00)

         (ii) Term B Loan: Five Million Dollars ($5,000,000.00)

    (C)  Borrowing Base:

         (i) 85% of the amount of the Customers' Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customers' most recent Collateral Management Reports;

         (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customers' Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customers' most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (i) of the Borrowing Base;

         (iii) 85% of the amount of the Customers' Eligible Accounts arising from the sale of goods to or the performance of services for Customers' clients in Puerto Rico ("Eligible Puerto Rico Accounts") as of the date of determination as reflected in the Customers' most recent Collateral Management Reports, PROVIDED HOWEVER that Eligible Puerto Rico Accounts shall be limited to the lesser of (a) an amount equal to 10% of Eligible Accounts, or (b) $25,000.00;

         (iv) 100% of amount of the Customer's Eligible IBM Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

         (v) 100% of the Customers' inventory in the Customers' possession as of the date of determination as reflected in the Customers' most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


I.  Fees, Rates and Repayment Terms (continued):

         first priority security interest in such Products and such Products are in new and in un opened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customers for Products net of all applicable price reduction credits;

         (vi) 30% of the value of other inventory in which IBM Credit has a first priority security interest and ordered from parties other than Authorized Suppliers which are on such parties' current price list, UP TO a maximum collateral value of $6,000,000.00. The value to be assigned to such inventory shall be based upon the supplier's invoice price to Customers for such products net of all applicable price reduction credits;

         (vii) 20% of the value of Customers' IBM new parts inventory purchased from IBM. The value to be assigned to such inventory shall be based upon the supplier's invoice price to Customers for such products net of all applicable price reduction credits;

         (viii) 75% of used equipment purchased from IBM Credit;

         (x) 75% of verifiable prepaid expenses to IBM Credit End User Financing for used equipment.

    (D)  Product Financing Charge:  Prime Rate plus 1.625%.

    (E)  Product Financing Period:  75 days.

    (F) Collateral Insurance Amount: Forty Million Dollars ($40,000,000.00). Such insurance shall also include coverage against earthquake peril for at least 30% of the value of inventory stored in California.

    (G)  A/R Finance Charge:

         (i)    PRO Advance Charge:     Prime Rate plus 1.875%.

         (ii)   WCO Advance Charge:     Prime Rate plus 1.875%.

    (H)  Term Loan Finance Charges:

         (i)    Term A Loan:            Prime Rate plus 2.000%

         (ii)   Term B Loan:            Prime Rate plus 2.000%

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


I.  Fees, Rates and Repayment Terms (continued):

    (I)  Delinquency Fee Rate:  Prime Rate plus 6.500%

    (J)  Shortfall Transaction Fee:  Shortfall Amount multiplied by 0.30%

    (K) Free Financing Period Exclusion Fee: Product Advance multiplied by 0.40%

    (L)  Other Charges:

         (i)    Monthly Service Fee:    $1,500.00.

         (ii)   Commitment Fee:         from and including March 1, 1999 to and
                                        including February 29,2000, one half of
                                        one percent (0.50%) per annum of the
                                        difference between the then current
                                        Credit Line and the Average of the sum
                                        of the Product Advances, PRO Advances
                                        and WCO Advances calculated and billed
                                        at the end of each month

              (iii)  Closing Fee        $200,000 payable on the Closing Date.

II. Bank Account

(A) Customers' Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

Name of Bank: _Silicon Valley Bank_____________________________________________

Address: ______3003 Tasman Drive_______________________________________________
_______________Santa Clara, CA 95054___________________________________________

Phone: _       (408) 654-7400__________________________________________________

Lockbox Address:  Dept. CH10917________________________________________________
                  Palatine, IL 60055-0917______________________________________

Special Account #: _341822772__________________________________________________

Name of Bank:    _Silicon Valley Bank__________________________________________

Address: _________3003 Tasman Drive____________________________________________
__________________Santa Clara, CA 95054________________________________________

Phone: _          (408) 654-7400_______________________________________________

Lockbox Address:  Dep. LA21955_________________________________________________
                  Pasadena, CA 91185-1955______________________________________

Special Account #: _341822772__________________________________________________

Name of Bank:  Silicon Valley Bank ____________________________________________

Address: ______3003 Tasman Drive ______________________________________________
_______________Santa Clara, CA 95054___________________________________________

Phone: _______(408) 654-7400___________________________________________________

Account #: ____341822770_   (operating account)______________________

                              IWCF ATTACHMENT A TO

      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


III. Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     Current shall mean within the on-going twelve month period.

     Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

     Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

     Long Term shall mean beyond the on-going twelve month period.

     Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

     Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

     Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

     Net Profit before Tax shall mean Revenue plus all other income, minus all costs, excluding applicable taxes.

     Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

     Subordinated Debt shall mean Customers' indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


III. Financial Covenants (continued):

     Tangible Net Worth shall mean:

         Total Net Worth minus;

             (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customers' financial statements (except for those assets identified in Attachment B, Section VII or otherwise mutually agreed to in writing by Customers and IBM Credit); and

             (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

             (c) all callable/redeemable preferred stock (with the exception of preferred stock redeemable for other equity securities, and up to $21.6 million of that preferred stock issued concurrent with the acquisition of Star Management Services, Inc).

         Total Assets shall mean the total of Current Assets and Long Term
         Assets.

         Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

         Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

         Working Capital shall mean Current Assets minus Current Liabilities.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


III. Financial Covenants (continued):

Customers will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit, based upon the consolidated financial statements of Savoir Technology Group, Inc.:

         a) Current Assets to Current Liabilities ratio greater than 1.0 : 1.0 from on and after the Closing Date through and including December 31, 1998; greater than 1.05 : 1.0 from on and after January 1, 1999 through and including December 31, 1999; greater than 1.10 : 1.0 thereafter;

         b) Net Profit after Tax to Revenue percentage equal to or greater than
            0.9 percent from on and after the Closing Date through and including December 31, 1998; equal to or greater than 1.4 percent from on and after January 1, 1999 through and including December 31, 1999; equal to or greater than 1.5 percent thereafter;

         c) Tangible Net Worth equal to or greater than $0.00 from on and after the Closing Date through and including December 31, 1998; greater than $5.0 million from on and after January 1, 1999 through and including December 31, 1999; $35 million thereafter;

         d) Net Profit before Tax and interest expense to interest expense ratio equal to or greater than 2.25 : 1.0.

IV.  Additional Conditions Precedent Pursuant to Section 5.1 (K) of the
     Agreement:

     o  Executed Contingent Blocked Account Amendments;

     o Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

     o Executed Termination Notices of those Intercreditor Agreements dated 9/30/97 between Canpartners Investments IV, Robert Fleming, Inc. and IBM Credit, and Harvey Najim, C. Joseph Mertens and IBM Credit;

     o Fiscal year-end financial statements of Customers as of end of Customers' prior fiscal year audited by an independent certified public accountant;

     o A Certificate of Location of Collateral whereby each Customer certifies where Customer presently keeps or sells inventory, equipment and other tangible Collateral;

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


IV.  Additional Conditions Precedent Pursuant to Section 5.1 (K) of the
     Agreement:  (continued


     o Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customers' obligations to IBM Credit;

     o Listing of all creditors providing accounts receivable financing to Customers;

     o A Collateral Management Report in the form of Attachment F as of the Closing Date;

     o A Compliance Certificate as to Customers' compliance with the financial covenants set forth in Attachment A as of the last fiscal month of Customers for which financial statements have been published;

     o An Opinion of Counsel substantially in the form and substance of Attachment H whereby the Customers' counsel states his or her opinion about the execution, delivery and performance of the Agreement and other documents by the Customers to be delivered to IBM Credit within 90 days of Closing Date;

     o A Corporate Secretary's Certificate from each Customer substantially in the form and substance of Attachment I certifying to, among other items, the resolutions of Customer's Board of Directors authorizing borrowing by Customer;

     o Termination or release of Uniform Commercial Code filing by other creditors as required by IBM Credit;

     o A copy of an all-risk insurance certificate pursuant to Section 7.8 (B) of the Agreement;

     o  Payment of the Closing Fee on the Closing Date;

                              IWCF ATTACHMENT B TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


Customers: SAVOIR TECHNOLOGY GROUP, INC.
           BUSINESS PARTNER SOLUTIONS, INC.
           MCBA SYSTEMS, INC.

I.  Liens.

  (see attached)

II. Locations of Offices, Records and Inventory.

(A) Principal Place of Business and Chief Executive Office

       Corporate Office
       254 E. Hacienda Avenue
       Campbell, CA 95008

(B) Locations of Assets, Inventory and Equipment (including warehouses)

Location                                         Leased (Y/N)

1) 254 East Hacienda Avenue                        YES
   Campbell, CA 95008

2) 44951 Industrial                                YES
   Fremont, CA 94538

3) 888 Isom Road                                   YES
   San Antonio, TX 78216

4) 139 Newbury Street                              YES
   Framingham, MA 01701

5) 341 Shore Drive                                 YES
   Burr Ridge, Il 60521

6) 10 Holland                                      YES
   Irvine, CA 92618

7) 8001 Angling Road                               YES
   Kalamazoo, MI 49002

8) 3715 Parkmoor Village Drive #103                YES
   Co Springs, CO 80917

9) 5051 Peach Tree Corners Circle                  YES
   Norcross, GA 30092

10) 12029 Isom Road                                YES
    San Antonio, TX 78216

11) 5144 Droinningens Gade                         NO
    St. Thomas, VI 00802

12) 6550 North Loop, 1604 East                     YES
    San Antonio, TX 78247

13) 4955 Corporate, Ste 300                        YES
    Huntsville, AL 35805

14) 801 South Main Street                          YES
    Wayland, MI 49348

EQUIPMENT/SALES LOCATION

1) 14985 Coleman Valley Road                       NO
   Occidental, CA 95465

2) 5946 East Nichols Lane                          NO
   Englewood, CO 80112

3) 7 Kings Lane                                    NO
   Essex, CT 06428

4) 143 Tredeau Street                              NO
   Hartford, CT 06114

5) 708 West Grove                                  NO
   Arlington Heights, IL 60005

6) 11940 Morning Mist Drive                        NO
   Alpharetta, GA 30005

7) 4201 Bridgemont Lane                            NO
   Lexington, KY 40515

8) 5010 Dorsey Hall Drive #203                     YES
   Ellicott City, MD 21042

9) PO Box 959                                      NO
   Pine Island, MN 55963

10) 2 Normandy Road                                NO
    Marlton, NJ 08053

11) 10 Cedar Avenue                                NO
    Lake Grove, NY 11756

12) 3625 Chiswick Court                            NO
    Charlotte, NC 27609

13) 7612 Aubudon Drive                             NO
    Raleigh, NC 27615

14) 710 Ramblewood Lane                            NO
    Wilimington, NC 2840

15) 299 West Granville Road                         NO
    Worthington, OH 43085

16) 7865 SW Nimbus Avenue #29G                      YES
    Beaverton, OR 97008

17) 12320 Willow Bend Drive                         NO
    Austin, TX 78758

18) 4219 27th Avenue                                NO
    Gig Harbor, WA 98335

19) 129 Smohalla Court                              NO
    Waleska, GA 30183

20) 534 Willowgate Drive                            NO
    Webster, NY 14580

21) 201 City Center Drive, Suite 400                NO
    Mississauga, ON L5B 2T4

22) 1987 E. Roxboro Road                            NO
    Atlanta, GA 30324

23) 8558 S. Kilpatrick Avenue                       NO
    Chicago, IL 60652

24) 2775 Avalon Avenue                              NO
    Carlsbad, CA 92008

25) 15851 N. Dallas Pkwy., Ste 500 Office 561       NO
    Dallas, TX 74248

26) 8888 Keystone Crossing, Ste 1300                NO
    Indianapolis, IN 46240

27) 8511 NE Lauderdale Lane                         NO
    Meridian, MS 39305

28) 1550 Rue Ampere, Suite #300                     YES
    Boucherville, Quebec J4B 7LA


III. Fictitious Names.

    The Company has the following D.B.A. and subsidiary names STAR Technologies, Inc., International Data Products, International Parts, IPI, Star Data Systems, Business Partner Solutions, Inc., Business Partner Solutions LTD., Sirius Investments, Inc., MCBA Systems, Inc., UniDirect., VarCity and Think Enterprise Solutions.

IV.  Organization.

(A)  Subsidiaries


Name                   Jurisdiction          Owner                Percent
                                                                   Owned


1) Western Micro            DE         Savoir Technology            100%
   Technology, Inc.                       Group, Inc.

2) WMT Acquisition          CA           Western Micro              100%
   Corp.                               Technology, Inc.

3) Star Management          DE         Savoir Technology            100%
   Services, Inc.                         Group, Inc.

4) Sirius Investment,       NV          Star Management             100%
   Inc.                                 Services, Inc.

5) Business Partner         TX        Sirius Investment,            100%
   Solutions, Inc.                           Inc.

6) INET Systems, Inc.       TX        Star Data Systems,            100%
                                             Inc.

7) Star Data              Virgin      Star Data Systems,            100%
   International, Inc.    Islands            Inc.

8) MCBA Systems, Inc.       AL        Star Data Systems,            100%
                                             Inc.

9) Business Partner       Canada       Business Partner             100%
   Solutions LTD                        Solutions, Inc.

                              IWCF ATTACHMENT B TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


(B)  Affiliates


Name                                        Capacity

 NONE


V.   Judgments or Litigation.

   The Company has no outstanding judgements or pending material litigation not previously disclosed with the following exceptions:
       * Case 768518 filed in Santa Clara Superior Court Worldcom Network Systems, Inc. vs. Western Micro Technology, Inc. Amount = $30,636.52

VI.  Environmental Matters.

   The Company as no material Environmental Matters not previously disclosed.

VII. Indebtedness.

   The Company has no indebtedness other than trade creditors, creditors involved in the normal course of doing business and various office operating leases (i.e. copiers, faxes, cubicles, file cabinets, etc.).

VIII.

   There are no modifications to the Total Net Worth formula described in Attachment A, Section III.

                                IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


                             COMPLIANCE CERTIFICATE


TO:  IBM CREDIT CORPORATION
     5000 EXECUTIVE PARKWAY
     SUITE 450
     SAN RAMON, CA 94583


     The undersigned authorized officers of Savoir Technology Group, Inc. ("Savoir"), hereby certify on behalf of the Customers, with respect to the Inventory and Working Capital Financing Agreement executed by and between Customers and IBM Credit Corporation ("IBM Credit") on __________, 1998, as amended from time to time (the "Agreement"), that (A) Customers have been in compliance for the period from April 1 , 1998 to June 30, 1998 with the financial covenants set forth in Attachment A to the Agreement, as demonstrated below, and (B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

I.   Financial Covenants.

FINANCIAL COVENANTS               REQUIRED                             ACTUAL

Current Assets to                 1.0 : 1.0                            1.09
Current Liabilities                through 12/31/98,
                                  1.05 : 1.0
                                   through 12/31/99,
                                  1.10 : 1.0
                                   thereafter

Net Profit After                  0.9% through 12/31/98,               1.37%
Tax to Revenue                    1.4% through 12/31/99,
                                  1.5% thereafter

Tangible Net Worth                $0.0 through 12/31/98,               $9.8M
($MM)                             $5.0 through 12/31/99,
                                  $35.0 thereafter

EBIT to                           2.25 : 1.0                           4.43
Interest Expense

                                IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


II.  Calculation of Tangible Net Worth.

Total Assets MINUS Total Liabilities                     __$87,265__________

LESS:

     goodwill                                            __$69,817__________

     organizational expenses                             ___________________

     pre-paid expenses                                   __$5,478___________

     deferred charges, etc.                              ___________________

     leasehold expenses                                  __$1,350___________

     all other                                           __$738_____________

     callable/redeemable preferred stock                 ___________________

     officer, employee, director, stockholder            __$50______________
     and affiliate receivables

                       Total Tangible Net Worth            $9,832 K
                                                         ===================

     Attached hereto are Financial Statements as of and for the end of the fiscal quarter 6/30/98 ended on the applicable date, as required by Section 7.1 of the Inventory and Working Capital Financing Agreement.

Submitted by:

SAVOIR TECHNOLOGY GROUP, INC.


By:______________________________

Print Name:______________________

Title:___________________________

                              IWCF ATTACHMENT E TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

Customers: SAVOIR TECHNOLOGY GROUP, INC.;
           BUSINESS PARTNER SOLUTIONS, INC.;
           MCBA SYSTEMS, INC.


                              AUTHORIZED SUPPLIERS


INGRAM MICRO, INC.
LEMARK INTERNATIONAL, INC.
IBM CORPORATION (MO)
IBM PRINTING SYSTEMS COMPANY (PCC)
PENNANT
TELXON CORPORATION

                              IWCF ATTACHMENT F TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

                                  SEE ATTACHED

                             (Customers Legal Name)
                       Collateral Management Report (CMR)
                             Accounts as of: (Date)

COLLATERAL STATUS
-----------------

                                   Oth.         Gross       Advance       Net
                                  Values     Collateral        %      Collateral

1.   Previous assigned A/R balance:              $0
     (previous CMR line 4) Date: __/__/__
2.   Additions to A/R (2A+B):                    $0
     A.  New Billings              $0
     B.  Adjustments               $0
3.   Deductions from A/R (3A+B+C):               $0
     A.  Cash Receipts             $0
     B.  Credits                   $0
     C.  Adjustments               $0
4.   New Assigned A/R balance (1+2-3):           $0
5.   A/R Aging Report (Date: __/__/__)           $0
     * * New Assigned A/R Balance and A/R Aging Report (Lines 4 and 5)
         must equal * *
-------------------------------------------------------------------------------
6.   Less Adjustments:                           $0
     A.  Unapplied Cash            $0
     B.  Other                     $0
7.   Adj. assigned A/R balance (4-6):            $0
8.   Less Ineligible A/R:                        $0
     A.  A/R Over 90 Days          $0
     B.  50% Rule                  $0
     C.  Contra Accts (A/P Offset) $0
     D.  Other                     $0
     E.  __________                $0
     F.  __________                $0
     G.  __________                $0
     H.  __________                $0
9.   Total A/R Eligible Collateral:              $0            85%         $0
     (Line 7 - Line 8 X Advance Rate)
10.  Other A/R Collateral
     A.  __________                              $0            0%          $0
     B.  __________                              $0            0%          $0
11.  Inventory Collateral
     A.  IBM Credit Financed Eligible Inventory  $0            0%          $0
     B.  __________                              $0            0%          $0
     C.  __________                              $0            0%          $0
12.  Other Collateral
     A.  RMA                                     $0            0%          $0
     B.  Price Protection                        $0            0%          $0
     C.  __________                              $0            0%          $0

     D.  __________                              $0            0%          $0
13   Total Net Eligible Collateral( 9+10+11+12)                            $0

-------------------------------------------------------------------------------

LOAN STATUS
-----------

                                   Oth.         Gross       Advance       Net
                                  Values     Collateral        %      Collateral

1.   Net IBM Credit Outstandings                 $0
     (1A-B-C-D-E-F-G-H-I+J)
     A.  Gross IBM Credit
         Outstandings (RFS)        $0
Less:
     B.  Suspense
     C.  Disputes
     D.  In Transit (_____ Days)   $0
     E.  QSL / QLA                 $0
     F.  Other                     $0
     G.  __________                $0
     H.  __________                $0
     I.  __________                $0
Plus:
     J.  Product Received Not      $0
         Billed (RNB)
2.   Funds in Lockbox (2A+B)                     $0
     A.  Cleared Funds             $0
         (transferred not posted)
     B.  Unavailable Funds (float) $0
3.   Loan Balance (Line1 - Line 2)               $0
4.   Collateral Excess / Shortfall (Collateral   $0
     line 13 - Loan line 3):
     (Loan balance available)
5.   Advances from IBM Credit to Customers       $0
(5A+B+C)
     A.  Cash Adv. from Lockbox    $0
     B.  Cash Adv. from IBM Credit $0
     C.  WCO Cash Advance          $0
6.   New Adjusted O/S Balance (3+5)              $0
7.   Remaining Credit Line Availability          $0
     (Collateral line 14 - Loan line 6)
8.   WCO Payment Advance           $0

Signatures:

__________________________________________
Authorized Customer Signature   (Date)

__________________________________________
IBM Credit Corporation      (Date)

The above officer or delegated individual of (Customer's Legal Name) certifies that he/she is authorized to provide this information on behalf of (Customer's Legal Name) and agrees that to the best of his/her knowledge the information is accurate.

                              IWCF ATTACHMENT G TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT')


                      CERTIFICATE OF LOCATION OF COLLATERAL


         The undersigned, the Chief Financial Officer of Savoir Technology Group, Inc., Business Partner Solutions, Inc., MCBA Systems, Inc. ("Savoir"), hereby certifies with reference to the Inventory and Working Capital Financing Agreement,dated dated __________, 1998 between
("Savoir") and IBM Credit Corporation as follows:

(a) The following are all the locations where Savoir presently keeps or sells inventory, equipment or other tangible Collateral:


             LOCATION                       LEASE (YES/NO)

PRINCIPAL PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE

1) 254 East Hacienda Avenue                   YES
   Campbell, CA 95008


WAREHOUSE/INVENTORY LOCATIONS

1) 254 East Hacienda Avenue                   YES
   Campbell, CA 95008

2) 44951 Industrial                           YES
   Fremont, CA 94538

3) 888 Isom Road                              YES
   San Antonio, TX 78216

4) 139 Newbury Street                         YES
   Framingham, MA 01701

5) 341 Shore Drive                            YES
   Burr Ridge, Il 60521

6) 10 Holland                                 YES
   Irvine, CA 92618

7) 8001 Angling Road                          YES
   Kalamazoo, MI 49002

8) 3715 Parkmoor Village Drive #103           YES
   Co Springs, CO 80917

9) 5051 Peach Tree Corners Circle             YES
   Norcross, GA 30092

10) 12029 Isom Road                           YES
    San Antonio, TX 78216

11) 5144 Droinningens Gade                    NO
    St. Thomas, VI 00802

12) 6550 North Loop, 1604 East                YES
    San Antonio, TX 78247

13) 4955 Corporate, Ste 300                   YES
    Huntsville, AL 35805

14) 801 South Main Street                     YES
    Wayland, MI 49348

EQUIPMENT/SALES LOCATION

1) 14985 Coleman Valley Road                  NO
   Occidental, CA 95465

2) 5946 East Nichols Lane                     NO
   Englewood, CO 80112

3) 7 Kings Lane                               NO
   Essex, CT 06428

4) 143 Tredeau Street                         NO
   Hartford, CT 06114

5) 708 West Grove                             NO
   Arlington Heights, IL 60005

6) 11940 Morning Mist Drive                   NO
   Alpharetta, GA 30005

7) 4201 Bridgemont Lane                       NO
   Lexington, KY 40515

8) 5010 Dorsey Hall Drive #203                YES
   Ellicott City, MD 21042

9) PO Box 959                                 NO
   Pine Island, MN 55963

10) 2 Normandy Road                           NO
    Marlton, NJ 08053

11) 10 Cedar Avenue                           NO
    Lake Grove, NY 11756

12) 3625 Chiswick Court                       NO
    Charlotte, NC 27609

13) 7612 Aubudon Drive                        NO
    Raleigh, NC 27615

14) 710 Ramblewood Lane                       NO
    Wilimington, NC 2840

15) 299 West Granville Road                   NO
    Worthington, OH 43085

16) 7865 SW Nimbus Avenue #29G                YES
    Beaverton, OR 97008

17) 12320 Willow Bend Drive                   NO
    Austin, TX 78758

18) 4219 27th Avenue                          NO
    Gig Harbor, WA 98335

19) 129 Smohalla Court                        NO
    Waleska, GA 30183

20) 534 Willowgate Drive                      NO
    Webster, NY 14580

21) 201 City Center Drive, Suite 400          NO
    Mississauga, ON L5B 2T4

22) 1987 E. Roxboro Road                      NO
    Atlanta, GA 30324

23) 8558 S. Kilpatrick Avenue                 NO
    Chicago, IL 60652

24) 2775 Avalon Avenue                        NO
    Carlsbad, CA 92008

25) 15851 N. Dallas Pkwy., Ste 500 Office 561 NO
    Dallas, TX 74248

26) 8888 Keystone Crossing, Ste 1300          NO
    Indianapolis, IN 46240

27) 8511 NE Lauderdale Lane                   NO
    Meridian, MS 39305


         IN WITNESS WHEREOF, I have hereunto set my hand this day of________ _______________, 1998.


                                    SAVOIR TECHNOLOGY GROUP, INC.;
                                    BUSINESS PARTNER SOLUTIONS, INC.;
                                    MCBA SYSTEMS, INC.


                                   By:______________________________

                                   Title:___________________________
dd
                                                                    ATTACHMENT H
                                  SEE ATTACHED


                       {LETTERHEAD OF CUSTOMER'S COUNSEL}

                                                {DATE}



IBM Credit Corporation
__________________________
__________________________

            Re:  ____________________


Ladies and Gentlemen:


         We have acted as counsel for ____________________, a __________
corporation (the "Borrower") in connection with (A) the execution and delivery of that certain Inventory and Working Capital Financing Agreement, dated as of __________, 19__ (the "Financing Agreement"), by and among the Borrower and IBM Credit Corporation ("IBM Credit"), and (B) the other agreements, instruments, and documents executed and delivered by the Borrower in connection with the Financing Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Financing Agreement.

         In this connection, we have examined the following documents:

         (i) The Certificate of Incorporation and the By-laws of the Borrower, each as amended to date;

         (ii) The records of the proceedings taken by the Board of Directors of the Borrower in connection with the execution, delivery, and performance of the Financing Documents to which they are a party (as defined below);

         (iii)  The Financing Agreement;

         (iv)  The Contingent Blocked Account Amendment;

         (v) Acknowledgement copies of the UCC-1 Financing Statements listed on Exhibit A hereto (the "Financing Statements") executed by the Borrower naming it as Debtor and IBM Credit as Secured Party and filed in the offices set forth on Exhibit A;

         (vi)  {Additional Documents if necessary}

         The documents referred to in clauses (iii) through (vi) above are hereinafter referred to as the Financing Documents.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter--documents, and, regarding documents executed by parties other than the Borrower, that those parties had the power and the capacity to enter into, execute, deliver and perform all obligations under such documents, the due authorization of all requisite action with respect to such documents, and the validity and binding effect of such documents upon such other parties.

         As to any facts material to this opinion, we have relied upon the representations and warranties of the Borrower contained in each of the Financing Documents, and in certificates delivered by the Borrower pursuant to each of the Financing Documents, statements, and representations of officers and other representatives of the Borrower, and, as to the matters addressed therein, certificates or correspondence from public officials. For purposes of the opinion set forth in Paragraph 4, the term "Material Contracts" means the agreements and instruments to which the Borrower is subJect which have been identified to us by officers of the Borrower and set forth on Exhibit B hereto as the agreements and instruments which are material to the business or financial condition of the Borrower; and the term "Material Orders" means those orders and decrees to which the Borrower is subject which have been identified to us by officers of the Borrower and set forth in Exhibit C hereto as the orders and decrees, agreements, and instruments which are material to the business or financial condition of the Borrower.

         As used herein, the term "UCC" refers to the Uniform Commercial Code as in effect in the State of New York.

         We are members of the bar in the State of __________ and express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of __________ and the federal laws of the United States of America.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and authorized to do business and in good standing as a foreign corporation in each Jurisdiction where, to our knowledge, it presently is engaged in business and is required to be qualified.

         2. Borrower has all requisite corporate power and authority (a) to own, lease, and operate its properties and assets and to carry on its business as now being conducted; and (b) to execute, delivery, and performance of the Financing Documents to which it is a party.

         3. All corporate action on the part of the Borrower requisite for the execution, delivery, and performance of the Financing Documents to which it is a party has been duly taken.

         4. The execution, delivery, and performance by the Borrower of the Financing Documents to which it is a party will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) the Certificate of Incorporation or By-laws of Borrower or any resolution of its Board of Directors or any committee thereof,
(ii) any Material Contract, or (iii) any federal or state law (including, without limitation, environmental or occupational health, and safety law), regulation, rule, Material Order, or legal requirement of any federal, state, or public authority or agency applicable to Borrower; or (b) result in the creation or imposition of a lien of any nature whatsoever upon any of the Borrower's property or assets other than as represented by the Financing Documents.

         5. Borrower has obtained any and all consents, approvals, or other authorizations required to be obtained pursuant to its Certificate of Incorporation and By-laws in connection with the execution, delivery, and performance of the Financing Documents. No consent, approval, or authorization of or by any court, administrative agency, other governmental authority, or any other Person is required in connection with the execution, delivery, and performance by the Borrower of the Financing Documents that has not already been obtained.

         6. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Borrower which question the validity of the Financing Documents to which it is a party or relating to the transactions contemplated thereby.

         7. Each of the Financing Documents has been duly executed and delivered by duly authorized officer of the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except that, in each case, (i) enforcement may be subJect to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) certain of the remedial provisions including waivers with respect to the exercise of remedies against the Collateral contained in the Financing Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Financing Documents, each taken as a whole and, the Financing Documents, each taken as a whole, contain adequate remedial provisions for the practical realization of the security purported to be afforded thereby.

         8. The Financing Agreement is effective to create in favor of IBM Credit a valid security interest within the meaning of the UCC in the Collateral as security for the obligations purported to be secured thereby; and (ii) the Financing Statements are in appropriate form and upon filing in the state where Customers' principal place of business and chief executive office is located will result in a perfected security interest (as such term is defined in Section 9-303 of the UCC) of IBM Credit in the Collateral in which security interests to which Article 9 of the UCC applies.

         9. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         This opinion is rendered solely to and for the benefit of IBM Credit in connection with the execution and delivery of the Financing Documents and may not be relied upon by any other person, firm, or corporation without our prior written consent, except that it may be furnished to any prospective purchaser of a participation in the rights of IBM Credit and may be furnished to and relied upon by any Person which hereafter acquires such a participation.

         This opinion is limited to laws as currently in effect on the date hereto and to the facts as they currently exist. We assume no obligation to revise, supplement or otherwise update this opinion.


                                                    Very truly yours,

                                    EXHIBIT A

                            UCC-1 FINANCING STATEMENT

                                    EXHIBIT B

                               MATERIAL CONTRACTS

                                    EXHIBIT C

                                 MATERIAL ORDERS

                                                                    ATTACHMENT I


               CORPORATE SECRETARY'S CERTIFICATE AS TO RESOLUTIONS
                      AUTHORIZING BORROWING BY CORPORATION


     IBM CREDIT CORPORATION
     _________________________
     _________________________
     _________________________

I, __________, certify that I am the Secretary of __________
____________________ ("Customer") and that I am custodian of the Customer's organizational books and records, including the minutes of the meetings of the Customer's Board of Directors. I further certify as follows:

         1. Customer is a corporation organized under the laws of the State of __________, and has its principal place of business at
_____________________________________________________________________________
_____________________________________________________________________________.

         2. Customer is registered to conduct business or as otherwise required in the following states and localities:

_____________________________________________________________________________
_____________________________________________________________________________

         3. True and complete copies of the Customer's Articles of Incorporation and By-laws ("Governing Documents") are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

         4. The following is a true, accurate and compared copy of a Resolution (the "Resolution") adopted by the Customer's Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer's Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer's Governing Documents:

"Resolved, that:
             (a) Each executive or managing officer and agent of the Company (each an "Authorized Person") is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation ("IBM Credit") on behalf of the Company, from time to time, ln amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company's indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

             (b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

             (c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises."

         5. Appearing below are the names, titles and specimen signatures of at least two Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s)               Title                Signature
       (print)                    (print)

____________________________  ________________________  ________________________
____________________________  ________________________  ________________________
____________________________  ________________________  ________________________
____________________________  ________________________  ________________________


The foregoing is not intended to be a comprehensive or exclusive list of the Customer's Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer..

IN WITNESS WHEREOF, I have signed this certificate this ______ day of __________, 19__.



                                           ______________________________

                                        Name: ______________________________